UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CABLEVISION SYSTEMS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting and

Proxy Statement

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on May 22, 2008 at our corporate headquarters building at 1111 Stewart Avenue, Bethpage, New York.

In addition to the matters described in the attached proxy statement, we will report on our Company’s activities during 2007. You will have an opportunity to ask questions and to meet your directors and executives.

This year we are taking advantage of the new Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders on the Internet. We believe this new e-proxy process will expedite stockholder’s receipt of proxy materials and lower the costs and reduce the environmental impact of our annual meeting. On April 9, 2008, we mailed our stockholders (other than those who previously requested electronic or paper delivery) a Notice containing instructions to access our 2008 Proxy Statement and how to access a proxy card to vote over the Internet or by telephone. The Notice also contained instructions on how each of our stockholders can receive a paper copy of our proxy materials, including our 2008 Proxy Statement and a form of proxy card or voting instructions card.

I look forward to seeing you at the meeting. Your vote is important to us. Stockholders may vote by using a toll-free telephone number or over the Internet. Also, if you receive a paper copy of the proxy card by mail, you may sign and return the proxy card in the envelope provided.

Sincerely yours,

Charles F. Dolan

Chairman

April 9, 2008

Cablevision Systems Corporation, 1111 Stewart Ave., Bethpage, NY 11714-3581

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF CABLEVISION

SYSTEMS CORPORATION

Time:

10:00 a.m., Eastern Standard Time

Date:

May 22, 2008

Place:

Cablevision Systems Corporation

Corporate Headquarters

1111 Stewart Avenue

Bethpage, New York

Purpose:

•	Elect directors

•	Ratify appointment of independent registered public accounting firm

•	Conduct other business if properly raised

Only stockholders of record on March 31, 2008 may vote at the meeting.

Your vote is important. We urge you to vote as soon as possible by telephone or over the Internet. If you receive a copy of the proxy card by mail, you may sign and return the proxy card in the envelope provided.

Important Notice: Our 2007 Annual Report on Form 10-K and the 2008 Proxy Statement are available at www.cablevision.com/investor/proxy.jsp

Victoria D. Salhus

Senior Vice President,

Deputy General Counsel

and Secretary

April 9, 2008

Proxy Statement 2008 - Cablevision

GENERAL INFORMATION

Voting Rights

Holders of Cablevision NY Group Class A common stock (“Class A common stock”) and Cablevision NY Group Class B common stock (“Class B common stock”), as recorded in our stock register on March 31, 2008, may vote at the meeting. On March 31, 2008, there were 233,507,414 shares of Class A common stock and 63,265,676 shares of Class B common stock outstanding. Each share of Class A common stock has one vote per share and holders will be entitled to elect six candidates to the Board of Directors. Each share of Class B common stock has ten votes per share and holders will be entitled to elect nine candidates to the Board of Directors. As a result of their ownership of Class B common stock, our Chairman, Charles F. Dolan, members of his family and related family entities, have the power to elect all of the directors to be elected by the holders of Class B common stock and to approve Proposal 2, regardless of how other shares are voted.

How to vote

As permitted by new rules recently adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders (other than those who previously requested electronic or paper delivery). All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. There is no charge to you for requesting a copy of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed set of proxy materials may be found in the Notice. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email on an ongoing basis.

You may vote in person at the meeting or by proxy. You may vote by telephone or over the Internet. Also, if you receive a paper copy of the proxy card by mail, you may sign and return the proxy card in the envelope provided. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How proxies work

The Company’s Board of Directors (the “Board”) is asking for your proxy. If you submit a proxy, but do not specify how to vote, we will vote your shares in favor of the director nominees identified in this proxy statement and in favor of Proposal 2. The Notice contains instructions for the telephone and Internet voting. Also, if you receive a paper copy of the proxy card by mail, you may sign and return the proxy card in the envelope provided. Whichever method you use, giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against Proposal 2 or abstain from voting.

Proxy Statement 2008 - Cablevision

You may receive more than one Notice or proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one Notice or proxy card. The Company’s employees receive a separate Notice or proxy card for any shares they hold in the Cablevision CHOICE 401(k) Savings Plan. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; granting a subsequent proxy through the Internet or telephone or by notifying the Company’s Investor Relations department in writing at Cablevision Systems Corporation, Investor Relations, 1111 Stewart Avenue, Bethpage, New York, 11714.

Confidential voting

Independent inspectors count the votes. Your individual vote is kept confidential (including those delivered by telephone or Internet) from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding votes represented by outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

Election of directors by the holders of Class A common stock (“Class A directors”) requires the affirmative vote of a plurality of votes cast by holders of Class A common stock. Election of directors by the holders of Class B common stock (“Class B directors”) requires the affirmative vote of a plurality of votes cast by holders of Class B common stock. Approval of Proposal 2 requires the favorable vote of a majority of the votes cast by the holders of Class A common stock and holders of Class B common stock, voting together as a single class. Abstentions and broker non-votes count for quorum purposes. They will not affect Proposal 2. Broker non-votes occur when a bank, brokerage firm or other nominee is not permitted to vote on a particular matter without instructions from the owner of the shares and no instruction is received.

Important Notice

All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

Proxy Statement 2008 - Cablevision

Solicitation

These proxy materials are first being sent to stockholders on April 9, 2008. In addition to this mailing, the Company’s employees may solicit proxies personally, electronically or by telephone. The Company pays the costs of soliciting proxies. We also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

PROPOSAL 1

Election of directors

The Board has nominated the fifteen director candidates named below, all of whom, except Kathleen M. Dolan, currently serve as our directors. Of the fifteen nominees for director, nine are to be elected by the Class B stockholders and six are to be elected by the Class A stockholders. All of the directors are elected for a one-year term.

The persons named in the proxy intend to vote for the election of each of the director nominees below, unless you indicate on your proxy that your vote should be withheld from any or all of the nominees.

If a Class A director nominee becomes unavailable before the election, the persons named in the Class A proxy would be authorized to vote for a replacement Class A director nominee if the Board names one. If a Class B director nominee becomes unavailable before the election, the persons named in the Class B proxy would be authorized to vote for a replacement Class B director nominee if the Board names one.

Information on each of our nominees is given below.

The Board unanimously recommends you vote FOR each of the following candidates:

Directors to be elected by Class A Stockholders

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ZACHARY W. CARTER, 58, Director since 2006. Partner at the law firm of Dorsey & Whitney LLP, in New York, New York since 1999. Prior to that time, Mr. Carter’s career in public service included serving as United States Attorney for the Eastern District of New York from 1993 to 1999. Mr. Carter is a director of Marsh & McLennan Companies, Inc.

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CHARLES D. FERRIS, 75, Director since 1985. Mr. Ferris is a non-equity partner in the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chairman of the Federal Communications Commission from October 1977 to April 1981. Mr. Ferris has been a Trustee Associate/Trustee of Boston College continuously since 1986. Mr. Ferris is also a Director and is presently Vice Chairman of the Board of The Maureen and Mike Mansfield Foundation.

Proxy Statement 2008 - Cablevision

•

THOMAS V. REIFENHEISER, 72, Director since 2002. Mr. Reifenheiser retired as a Managing Director of JP Morgan Chase, overseeing the Global Media and Telecommunications Division in September 2000 after 38 years with JP Morgan Chase and its predecessors. Mr. Reifenheiser is a director of Citadel Broadcasting Corporation, Lamar Advertising Company and Mediacom Communications Corporation.

•

VICE ADMIRAL JOHN R. RYAN USN (RET.), 62, Director since 2002. President and Chief Executive Officer of the Center for Creative Leadership in Greensboro, North Carolina since June 2007. He was Chancellor of the State University of New York from June 2005 to June 2007. He was President of the State University of New York Maritime College from June 2002 to June 2005. Interim President of State University at Albany from February 2004 to February 2005, and Superintendent of the United States Naval Academy from June 1998 to June 2002. Vice Admiral Ryan’s military career included positions as Commander of the Maritime Surveillance and Reconnaissance Force, US Sixth Fleet/Commander, Fleet Air Mediterranean/Commander, Maritime Air Forces, Mediterranean until his retirement from the U.S. Navy in July 2002. Vice Admiral Ryan is a director of CIT Group Inc.

•

VINCENT TESE, 65, Director since 1996. Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987 and as Director of Economic Development for New York State from 1987 to December 1994. Mr. Tese is a director of The Bear Stearns Companies Inc., Bowne & Co, Inc., Cabrini Mission Society, Catholic Guardian Society, Custodial Trust Co., IntercontinentalExchange, Inc., Mack-Cali Realty Corp., Magfusion, Inc., Municipal Art Society, NRDC Acquisition Corp., Wireless Cable International, Inc. and a trustee of New York Presbyterian Hospital and New York University School of Law.

•

DR. LEONARD TOW, 79, Director since 2005. Chief Executive Officer of New Century Holdings LLC, an outdoor advertising company, since January 2005. Director of Citizens Communications Company from 1989 to September 2004. Chairman and Chief Executive Officer of Citizens Communications Company from 1990 to September 2004. Dr. Tow was appointed to the Board by the Class B stockholders in March 2005 and was reelected as a director by the Class B stockholders in 2005, 2006 and 2007. Since Grover C. Brown, Richard H. Hochman and Victor Oristano, each of whom had been elected to the Board by the Class A stockholders, are not standing for reelection at the 2008 annual meeting of stockholders, the directors elected by the Class A stockholders decided to recommend to the Board that Dr. Tow be nominated for election as a director by the Class A stockholders. In making this recommendation, the directors elected by the Class A stockholders took into account Dr. Tow’s industry stature, reputation, his contribution to the Board since 2005 and the determination by the Board that he was an independent member of the Board.

Proxy Statement 2008 - Cablevision

Directors to be elected by Class B Stockholders

•	RAND V. ARASKOG, 76, Director since 2005. Self-employed as a private investor as principal in RVA Investments since March 1998.

•

FRANK J. BIONDI, 63, Director since 2005. Senior Managing Director of WaterView Advisors LLC since June 1999. Mr. Biondi is a director of The Bank of New York Mellon Corporation, Hasbro, Inc., Seagate Technology and Amgen, Inc.

•

CHARLES F. DOLAN, 81, Director since 1985. Chairman of the Company since 1985. Chief Executive Officer of the Company from 1985 to October 1995. Founded and acted as the General Partner of the Company’s predecessor from 1973 to 1985. Established Manhattan Cable Television in 1961 and Home Box Office in 1971. Charles F. Dolan is the father of James L. Dolan, Patrick F. Dolan, Kathleen M. Dolan, Marianne Dolan Weber and Thomas C. Dolan and father-in-law of Brian G. Sweeney.

•

JAMES L. DOLAN, 52, Director since 1991. President of the Company since June 1998. Chief Executive Officer of the Company since October 1995. Chairman of Madison Square Garden since October 1999. Chief Executive Officer of Rainbow Media Holdings, Inc., a subsidiary of the Company, from September 1992 to October 1995. Vice President of the Company from 1987 to September 1992. James L. Dolan is the son of Charles F. Dolan and the brother of Patrick F. Dolan, Kathleen M. Dolan, Marianne Dolan Weber and Thomas C. Dolan and brother-in-law of Brian G. Sweeney.

•

KATHLEEN M. DOLAN, 45, Director and Founder of Purple Crayon Productions, Inc., a Woodstock, Vermont based community art and music center since September 2004. Kathleen M. Dolan is the daughter of Charles F. Dolan and the sister of James L. Dolan, Patrick F. Dolan, Marianne Dolan Weber and Thomas C. Dolan and sister-in-law of Brian G. Sweeney.

•

MARIANNE DOLAN WEBER, 50, Director since 2005. President of Dolan Family Foundation from 1986 to September 1999. Chairman since September 1999. President of Dolan Children’s Foundation from 1997 to September 1999. Chairman since September 1999. Manager of Dolan Family Office, LLC since 1997. Marianne Dolan Weber is the daughter of Charles F. Dolan, the sister of James L. Dolan, Kathleen M. Dolan, Patrick F. Dolan and Thomas C. Dolan and the sister-in-law of Brian G. Sweeney.

•

PATRICK F. DOLAN, 56, Director since 1991. President of News 12 Networks of the Company since February 2002. Vice President of News from September 1995 to February 2002. News Director of News 12 Long Island, a subsidiary of the Company, from December 1991 to September 1995. Patrick F. Dolan is the son of Charles F. Dolan and the brother of James L. Dolan, Kathleen M. Dolan, Marianne Dolan Weber and Thomas C. Dolan and brother-in-law of Brian G. Sweeney.

Proxy Statement 2008 - Cablevision

•

THOMAS C. DOLAN, 55, Director since 2007. Executive Vice President and Chief Information Officer of the Company since October 2001 and has been on an unpaid leave of absence since April 2005. Senior Vice President and Chief Information Officer of the Company from February 1996 to October 2001. Vice President and Chief Information Officer of the Company from July 1994 to February 1996. General Manager of the Company’s East End Long Island cable system from November 1991 to July 1994. System Manager of the Company’s East End Long Island cable system from August 1987 to October 1991. He also served as a Director of the Company from March 1998 to May 2005. Thomas C. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Patrick F. Dolan, Kathleen M. Dolan and Marianne Dolan Weber and the brother-in-law of Brian G. Sweeney.

•

BRIAN G. SWEENEY, 43, Director since 2005. Senior Vice President — eMedia of the Company since January 2000. Son-in-law of Charles F. Dolan and brother-in-law of James L. Dolan, Patrick F. Dolan, Kathleen M. Dolan, Marianne Dolan Weber and Thomas C. Dolan.

BOARD OF DIRECTORS AND COMMITTEES

The Board met 11 times in 2007. Each of our directors in 2007 attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during 2007, except for Frank Biondi and Thomas Dolan.

We encourage our directors to attend annual meetings of stockholders and believe that attendance at annual meetings is just as important as attendance at Board and committee meetings. All of our directors in 2007 attended the 2007 annual stockholders meeting except for Ms. Marianne Dolan Weber, Messrs. Biondi, Oristano, Tow, and Thomas Dolan.

Director Independence

Our Class A common stock is listed on the New York Stock Exchange. As a result, we are subject to the New York Stock Exchange’s corporate governance listing standards. However, a listed company that meets the New York Stock Exchange’s definition of “controlled company,” a company of which more than 50% of the voting power is held by a single entity or group, may elect not to comply with certain of these requirements. On March 19, 2004, the Class B stockholders who are members of the Dolan family and related family entities entered into a Stockholder Agreement relating, among other things, to the voting of their shares of our Class B common stock and filed a Schedule 13D with the Securities and Exchange Commission as a “group” under the rules of the Securities and Exchange Commission. As a result, we fall within the New York Stock Exchange’s definition of a “controlled company.” As a “controlled company”, we have the right to elect not to comply with the corporate governance rules of the New York Stock Exchange requiring: (i) a majority of independent directors on our Board; (ii) an independent corporate governance and nominating committee; and (iii) an independent compensation committee.

Proxy Statement 2008 - Cablevision

We have elected not to comply with the New York Stock Exchange requirement for a majority of independent directors on our Board and for a corporate governance and nominating committee because of our status as a “controlled company”. We do comply with the requirement for an independent compensation committee. Our Board elected not to comply with the requirement for a majority of independent directors on our Board because of our shareholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B common stock have the right to elect 75% of the members of our Board and there is no requirement that any of those directors be independent or be chosen independently.

In determining director independence, the Board applies the independence standards of the New York Stock Exchange and affirmatively determines whether each director has any other material relationship with the Company. In applying its independence standards, the Board has determined that each of our current non-employee directors is an “independent” member. Each of our current non-employee directors is also a nominee for director, except for Messrs. Brown, Hochman and Oristano. In making the determination as to the independence of each director, the Board considered all relationships between that director and the Company and its affiliates and noted the following:

With respect to Richard Hochman, the Board considered the two existing relationships noted below and determined that they were not material and that Mr. Hochman was independent:

•

Since 1995, Charles F. Dolan, the Company’s Chairman, has had a personal investment in Regent Equity Partners, a limited partnership in which Mr. Hochman is one of the general partners. This investment has at all times represented less than 3% of the equity of Regent Equity Partners.

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Since 1999, Charles F. Dolan has had a personal preferred stock investment in Triumph Apparel Corp. f/k/a Danskin Inc. (“Triumph Apparel”). Mr. Hochman’s spouse has been the chief executive officer of Triumph Apparel since May 1999. Mr. Hochman, his spouse and Regent Equity Partners have had a substantial direct or indirect equity investment in Triumph Apparel since 1997. At December 31, 2007, Mr. and Mrs. Hochman, collectively, and Charles F. Dolan owned, directly or indirectly, approximately 11% and 6%, respectively, of the common equity of Triumph Apparel calculated on a fully diluted, as converted basis.

With respect to Vincent Tese, the Board considered one existing relationship noted below and determined that it was not material and that Mr. Tese was independent:

•

Since 2005, Charles Tese, the brother of Vincent Tese, has been employed by Madison Square Garden, L.P., a subsidiary of the Company, in a non-executive officer position. Mr. Charles Tese earned a salary of $105,151 and a bonus of $3,943 in 2007.

Proxy Statement 2008 - Cablevision

With respect to Victor Oristano, the Board considered one existing relationship noted below and determined that it was not material and that Mr. Oristano was independent:

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Since 2004, Charles F. Dolan has had an investment in Reaction Biology Corp., a privately held technology company, in which Alda Limited Partners, a holding company of which Mr. Oristano is the founder and Chairman, has an investment. Matthew Oristano is the son of Victor Oristano and serves as the President and Chief Executive Officer of Alda Limited Partners and has served as Chairman of Reaction Biology since March 2004.

With respect to Charles Ferris, the Board considered one existing relationship noted below and determined that it was not material and that Mr. Ferris was independent:

•

Mr. Ferris is a non-equity partner in the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. In 2005, 2006 and 2007, the Company paid Mintz Levin approximately, $3,340,300, $3,862,350 and $3,983,968, respectively, for legal services.

The Board has also determined that each member of our Audit Committee, as listed below, qualifies as “independent” under the independence standards of the Securities and Exchange Commission for audit committee members.

Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee.

Audit Committee

Committee members: Messrs. Reifenheiser (Chairman), Ryan and Tese currently comprise the Audit Committee.

Meetings in 2007: 13

The primary purposes of our Audit Committee are (a) to assist the Board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm; (b) to appoint, retain or terminate the Company’s independent registered public accounting firm and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent registered public accounting firm; and (c) to prepare any report of the Audit Committee required by the rules and regulations of the Securities and Exchange Commission for inclusion in our annual proxy statement. The text of our Audit Committee charter is available on our website at www.cablevision.com. A copy may be obtained, without charge, by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.

Proxy Statement 2008 - Cablevision

Our Board has determined that each member of the Audit Committee is independent as defined under the rules of both the New York Stock Exchange and the Securities and Exchange Commission, is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the New York Stock Exchange, and that Thomas V. Reifenheiser, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission.

Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee. This procedure is described under “Communicating with Our Directors” below.

Compensation Committee

Committee members: Messrs. Reifenheiser, Ryan and Tese currently comprise the Compensation Committee. Our Board has determined that each member of the Compensation Committee is independent as defined under the rules of the New York Stock Exchange.

Meetings in 2007: 15

The primary purposes of our Compensation Committee are to: (a) establish our general compensation philosophy and oversee the development and implementation of compensation programs, (b) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate his performance in light of those goals and objectives and determine and approve his compensation based upon that evaluation, (c) make recommendations to the Board regarding the compensation of executive officers other than our Chief Executive Officer, (d) oversee the administration of our incentive compensation plans, including equity-based plans, (e) approve any new equity compensation plan or material changes to an existing plan, (f) in consultation with management, oversee regulatory compliance with respect to compensation matters and (g) make recommendations to the Board with respect to any severance or similar termination payments to current or former executives. The text of our Compensation Committee charter is available on our website at www.cablevision.com. A copy may be obtained, without charge, by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.

In accordance with its charter, the Compensation Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. The Compensation Committee uses a compensation consultant to assist the Compensation Committee in determining whether the elements of the Company’s executive compensation program are reasonable and consistent with the Company’s objectives. For more information, see “Compensation Discussion and Analysis.”

Proxy Statement 2008 - Cablevision

Compensation Committee Interlocks and Insider Participation

Messrs. Reifenheiser, Ryan and Tese are not employees of the Company. As disclosed above under “— Director Independence,” since 2005, Charles Tese, the brother of Vincent Tese, a member of the Compensation Committee, has been employed by Madison Square Garden, L.P., a subsidiary of the Company, in a non-executive officer position.

Executive Committee

Committee members: Messrs. James L. Dolan (Chairman) and Hochman.

Meetings in 2007: 0

The Executive Committee has broad power to act on behalf of the Board. In practice, the Executive Committee typically acts on ordinary course matters that arise between Board meetings.

Other Committees

In addition to standing committees, the Company’s by-laws provide that the Company shall make any investment in or advance (other than the payment of compensation for services rendered to the Company) to any Dolan Affiliate only if such investment or advance is approved by the Independent Committee, which is a special committee of the Board that is comprised of directors who are not officers or employees of the Company or its subsidiaries or directors or officers of the relevant Dolan Affiliate. A “Dolan Affiliate” is defined to include Charles F. Dolan, various trusts created by or for the benefit of Charles F. Dolan or members of his family or any other corporation, partnership, association or other organization owned or controlled by Charles F. Dolan or members of his family. In practice, the Board has followed a stricter policy on transactions with members of the Dolan family, and generally refers all such transactions to the Independent Committee or the Compensation Committee for its approval.

A Special Litigation Committee was formed in October 2006 to review and analyze the facts and circumstances surrounding claims that have been raised in certain stock options-related litigation in which the Company has been named as a nominal defendant and which purport to have been brought derivatively on behalf of the Company. The members of the Special Litigation Committee are Messrs. Brown and Carter.

A Special Transaction Committee, consisting of Messrs. Reifenheiser and Ryan, was formed to evaluate and act on the Dolan Family Group October 2006 proposal to acquire all of the outstanding publicly-held shares of common stock of the Company. The Special Transaction Committee approved the May 2, 2007 merger agreement among the Company and affiliates of the Dolan Family Group pursuant to which all outstanding shares of Cablevision common stock that members and certain affiliates of the Dolan Family Group did not own would have been converted into the right to receive $36.26 per share in cash. On October 24, 2007, the

Proxy Statement 2008 - Cablevision

proposed merger was submitted to a vote of Cablevision stockholders and did not receive stockholder approval. Subsequently, the parties terminated the merger agreement pursuant to its terms.

Absence of Nominating Committee

We do not have a nominating committee. We decided that it was not appropriate to have a nominating committee because of our shareholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B common stock have the right to elect 75% of the members of our Board. We believed that creating a committee consisting solely of independent directors charged with responsibility for recommending nominees for election, as directors would be inconsistent with the vested rights of the holders of Class B common stock under our Amended and Restated Certificate of Incorporation. Instead, the Board decided to provide a mechanism in our Corporate Governance Guidelines referred to below for the nominees for election as directors by the holders of our Class A common stock and by the holders of our Class B common stock. The holders of our Class A common stock are currently entitled to elect 25% of the members of our Board. Under our Corporate Governance Guidelines, nominees for election as Class A directors shall be recommended to the Board by a majority of the Class A directors then in office. Nominees for election as Class B directors shall be recommended to our Board by a majority of the Class B directors then in office.

Director Selection

Our directors have not set specific, minimum qualifications that nominees must meet in order for them to be nominated for election to the Board, but rather believe that each nominee should be evaluated based on his or her individual merits, taking into account, among other matters, the factors set forth in our Corporate Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:

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The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience, and contacts relevant to our businesses;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to Board and committee matters; and

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our Company.

The Class A directors will evaluate possible candidates to recommend to the Board for nomination as Class A directors. The Board will also consider nominees for Class A directors

Proxy Statement 2008 - Cablevision

recommended by our stockholders. Nominees recommended by stockholders will be given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for consideration by the Board for election at our 2009 annual meeting of stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the other information required by our by-laws. Any such nominee must be submitted to the Corporate Secretary of the Company, at Cablevision Systems Corporation, 1111 Stewart Avenue, Bethpage, New York 11714 not less than 60 nor more than 90 days prior to the date of our 2009 annual meeting of stockholders, provided that if the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed.

The Class B directors will consult from time to time with one or more of the holders of Class B common stock to assure that all Class B director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of the outstanding Class B common stock. The Class B directors do not intend to consider unsolicited suggestions of nominees. We believe that this is appropriate in light of the voting provisions of our Amended and Restated Certificate of Incorporation, which vest the right to elect our Class B directors exclusively in the holders of our Class B common stock.

Corporate Governance Guidelines

Our Board has adopted our Corporate Governance Guidelines. These guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Chairman of the Board and the Chief Executive Officer, management succession, Board and executive compensation, and Board self-evaluation requirements. The full text of our Corporate Governance Guidelines may be viewed at our website at www.cablevision.com. A copy may be obtained, without charge, by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.

Executive Sessions of Non-management Board Members

Under our Corporate Governance Guidelines, our directors who are not also officers of our Company or any of its affiliates (“Non-management directors”) meet at least quarterly in executive sessions. If the Non-management directors include any directors who are not independent under the New York Stock Exchange rules, the independent directors are to meet in executive sessions at least semi-annually. The Non-management directors will rotate as the presiding director at these executive sessions. Only a Non-management director who is also independent under the New York Stock Exchange Rules will preside at an executive session of the independent directors.

Proxy Statement 2008 - Cablevision

Communicating with Our Directors

Our Board has adopted policies designed to allow stockholders and other interested parties to communicate with our directors. Any interested party that wishes to communicate with the Board or any director or the Non-management directors as a group should send communications in writing to Chairman of the Audit Committee, Cablevision Systems Corporation, c/o Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714. Any person, whether or not an employee, who has a concern with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting The Network, Inc., which has been designated to act as a confidential contact organization for this purpose, at 1-888-310-6742. This information for communicating with the Audit Committee and Non-management directors is also available on our website at www.cablevision.com.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics for our directors, officers and employees. A portion of this Code of Business Conduct and Ethics also serves as a code of ethics for our senior financial officers. Among other things, our Code of Business Conduct and Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, confidentiality, corporate opportunities, fair dealing, protection and proper use of assets and equal employment opportunity and harassment. The full text of the code is available on our website at www.cablevision.com. A copy may be obtained, without charge, by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.

DIRECTOR COMPENSATION

Directors who are Company employees receive no extra pay for serving as directors. Each non-employee director receives a base fee of $50,000 per year; $2,000 per Board, committee and non-management director meeting attended in person; and $500 per Board, committee and non-management director meeting attended by telephone. Non-employee directors also receive $5,000 annually per committee membership and $10,000 annually per committee chairmanship. Directors serving on the Special Transaction Committee or the Special Litigation Committee receive a fee of $30,000 per month (pro rated for any partial month). This fee is in addition to meeting fees for Board and other committee meetings and committee membership fees for service on other committees generally payable to directors.

We also pay our non-employee directors compensation in restricted stock units. Each year, each non-employee director receives a number of restricted stock units for the number of shares of common stock equal to $110,000 divided by the fair market value of a share of Class A common stock. The restricted stock units the non-employee directors receive are fully vested on the date of grant. Prior to 2007, we paid our non-employee directors compensation in stock options and restricted stock units. Each non-employee director would receive options

Proxy Statement 2008 - Cablevision

to purchase 4,000 shares of Class A common stock and a number of restricted stock units for the number of shares of common stock equal to $40,000 divided by the fair market value of a share of Class A common stock. The options were fully vested and exercisable on the date of grant. The per share exercise price of the options was equal to the fair market value of the common stock at the date of grant, which, under the 2006 Stock Plan for Non-Employee Directors, is the closing price of a share of Class A common stock on the New York Stock Exchange on the date of grant.

Our directors are entitled to receive free cable television service, high-speed-data and voice service for their primary residence. Directors who do not reside in our service territory are entitled to be reimbursed for the cost of the services they receive at their primary residence.

Our non-employee directors are entitled to use the Company’s travel service department from time to time to make arrangements for their personal travel. Except as noted below, the Company does not pay any of the directors’ travel expenses other than the cost of travel on Company business. The Company believes it is beneficial to the Company for directors to participate in certain Company events and meet with management, customers and other individuals who have important relationships with the Company. Accordingly, from time to time the Company requests that certain directors attend events, including events outside the New York area. In these instances, the Company provides the directors with transportation and reimburses the directors for expenses for themselves and, in certain cases, their spouses.

Messrs. Charles F. Dolan and James L. Dolan are employees of the Company and their compensation for 2007 is discussed under “Executive Compensation.”

Messrs. Patrick F. Dolan and Brian G. Sweeney are employees of the Company and their compensation for 2007 is discussed under “Related Party Policy and Certain Transactions.”

Proxy Statement 2008 - Cablevision

DIRECTOR COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of our non-employee directors for the year ended December 31, 2007.

Name	Fees Earned Or Paid in Cash ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(4)	Total ($)
Grover C. Brown	421,000		110,000	—	—	—	—	531,000
Zachary W. Carter	424,000		110,000	—	—	—	*	540,400
Charles D. Ferris	65,801		110,000	—	—	—	—	175,801
Richard H. Hochman	76,000	(5)	110,000	—	—	—	*	190,108
Victor Oristano	75,455		110,000	—	—	—	*	192,035
Thomas V. Reifenheiser	415,000		110,000	—	—	—	*	531,266
John R. Ryan	412,500		110,000	—	—	—	—	522,500
Vincent Tese	96,500		110,000	—	—	—	*	212,002
Rand V. Araskog	65,500		110,000	—	—	—	*	182,439
Frank J. Biondi	59,531		110,000	—	—	—	—	169,531
Marianne Dolan Weber	65,500		110,000	—	—	—	*	181,931
Leonard Tow	60,500		110,000	—	—	—	*	177,844

*	Represents less than $10,000.

(1)	The amounts reported for fees include expenses incurred in attending meetings for which the Company reimburses each non-employee director.

(2)	This column reflects the dollar amount recognized for financial statement reporting purposes in 2007 for the restricted stock units granted in 2007 to the non-employee directors, as calculated under Statement of Financial Accounting Standards 123R, Share-Based Payment (“FAS 123R”). This amount is equal to the full grant date fair value of the awards of restricted stock units since the restricted stock units were fully vested on the date of grant. For each non-employee director, the aggregate number of restricted stock units outstanding is as follows: Mr. Brown, 3,075; Mr. Carter, 3,075; Mr. Ferris, 10,387; Mr. Hochman, 10,387; Mr. Oristano, 10,387; Mr. Reifenheiser, 10,387; Mr. Ryan, 10,387; Mr. Tese, 10,387; Mr. Araskog, 6,638; Mr. Biondi, 6,638; Ms. Dolan Weber, 6,638; and Dr. Tow, 6,638.

(3)	No stock options were granted in 2007.

For each non-employee director, the aggregate number of shares of Class A common stock underlying outstanding stock options at December 31, 2007 is as follows: Mr. Brown, 0; Mr. Carter, 0; Mr. Ferris, 51,288; Mr. Hochman, 50,098; Mr. Oristano, 50,098; Mr. Reifenheiser, 46,000; Mr. Ryan, 46,000; Mr. Tese, 50,098; Mr. Araskog, 8,000; Mr. Biondi, 8,000; Ms. Dolan Weber, 8,000; and Dr. Tow, 8,000.

(4)	This column includes, for each individual, as applicable, an amount for free cable television service, high-speed data and voice service and certain other perquisites, which in the aggregate were less than $10,000 per non-employee director.

Proxy Statement 2008 - Cablevision

(5)	Includes fees for having served on the Company’s investment committee, a management committee responsible for overseeing benefit plan investments.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has approved the retention of KPMG LLP (“KPMG”) as our independent registered public accountants for 2008. KPMG will audit our financial statements for fiscal year 2008. We are asking that you ratify that appointment, although your ratification is not required. A KPMG representative will be at the annual meeting to answer appropriate questions and to make a statement if he or she desires. This proposal requires the affirmative vote of the majority of the votes cast by the holders of Class A common stock and Class B common stock, voting together as a single class. In accordance with our Amended and Restated Certificate of Incorporation, holders of Class A common stock have one vote per share and holders of Class B common stock have ten votes per share.

The Board unanimously recommends you vote FOR this proposal.

KPMG LLP Information

The following table presents fees for services rendered by KPMG in 2006 and 2007.

	2006	2007
	(in thousands)
Audit Fees(1)	$11,108	$8,148
Audit Related Fees(2)	1,043	1,682
Tax Fees(3)	101	45
All Other Fees	—	—

Total Fees	$12,252	$9,875

(1)	Audit fees consisted of services for: (1) the audit of the Company’s annual financial statements for 2006 and 2007, (2) audits of internal control over financial reporting for 2006 and 2007 and (3) reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2006 and 2007. In addition, in 2006, audit fees included services related to the restatement of the Company’s 2005 and March 31, 2006 financial statements.

(2)	Audit related fees consisted principally of services relating to audits of certain subsidiary financial statements, audits of employee benefit plans, certain attestation services, consultation on financial accounting and reporting standards, and filings with the Securities and Exchange Commission.

(3)	Tax fees consisted of fees for tax consultation services.

The Audit Committee’s policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman or any other member of the Audit Committee. All of the services for which fees were disclosed under “Audit Related Fees” and “Tax Fees” in the table above were pre-approved under the Audit Committee’s pre-approval policy.

Proxy Statement 2008 - Cablevision

Report of Audit Committee

A role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. As set forth in the charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. All audit and non-audit services performed by the independent registered public accounting firm must be specifically approved by the Audit Committee or a member thereof.

Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

Members of the Audit Committee

Thomas V. Reifenheiser	John R. Ryan	Vincent Tese

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Compensation Program

Our executive compensation program is administered by our Compensation Committee. The responsibilities of the Compensation Committee are set forth in its charter. Among other responsibilities, the Compensation Committee (1) establishes our general compensation philosophy and oversees the development and implementation of compensation programs; (2) reviews and approves goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates his performance in light of those goals and determines and

Proxy Statement 2008 - Cablevision

approves his compensation level based on this evaluation; (3) makes recommendations to the Board regarding the compensation of executive officers other than our Chief Executive Officer and (4) oversees the administration of our stockholder-approved incentive plans. For more information about the Compensation Committee, please see “Board of Directors and Committees — Committees — Compensation Committee.”

Compensation Consultant

In accordance with its charter, the Compensation Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. The Compensation Committee uses a compensation consultant to assist the Compensation Committee in determining whether the elements of the Company’s executive compensation program are reasonable and consistent with the Company’s objectives. The compensation consultant advises the Compensation Committee on designing the executive compensation program and the reasonableness of individual compensation awards. The compensation consultant reports directly to the Compensation Committee, although the compensation consultant meets with members of management from time to time for purposes of gathering information on management proposals and recommendations to be presented to the Compensation Committee.

As part of its ongoing engagement, the compensation consultant, Executive Compensation Advisors, a Korn/Ferry company (“ECA”) conducted a review of 2007 executive compensation to assist the Compensation Committee in determining compensation programs and decisions for 2008 (“2007 Total Compensation Review”).

Role of Executives in Compensation

The Compensation Committee reviews the performance and compensation of the Chief Executive Officer and the Chairman and, following discussions with its compensation consultant, establishes each of their compensation. The management of the Company provides to the Compensation Committee, either directly or through the compensation consultant, management’s recommendations on the compensation, including annual cash incentive compensation, for executive officers other than the Chief Executive Officer and the Chairman. The Chief Executive Officer, the Vice Chairman and the Chief Operating Officer assist the Compensation Committee and its compensation consultant in determining the Company’s core peer group and the peer group comparisons, as described below. Other members of management provide support to the Compensation Committee as needed. Based upon a review of performance and historical compensation, recommendations and information from members of management, and discussions with its compensation consultant, the Compensation Committee determines and approves compensation for the executive officers and makes recommendations to the full Board.

Proxy Statement 2008 - Cablevision

Executive Compensation Program Objectives and Philosophy

The Company is one of the nation’s leading entertainment and telecommunications companies. The Company is the fifth largest cable operator in the United States, based on the number of basic video subscribers, and also operates cable programming networks, sports and entertainment businesses and telecommunications companies. As of December 31, 2007, the Company served approximately 3.1 million basic video subscribers, approximately 2.3 million high-speed data service subscribers and approximately 1.6 million voice subscribers, in and around the New York metropolitan area. We believe that our cable television systems comprise the largest metropolitan cluster of cable television systems under common ownership in the United States (measured by number of basic video subscribers). Through our Rainbow Media Holdings subsidiary, the Company owns interests in and manages numerous national and regional programming networks, such as AMC, WE tv and IFC and the regional News 12 networks, the Madison Square Garden sports and entertainment businesses and cable television advertising sales companies. Through our Cablevision Lightpath subsidiary, we provide telephone services and high-speed Internet services to the business market. Through Madison Square Garden, the Company owns and operates the Madison Square Garden Arena (the largest indoor arena in New York City) and the adjoining WaMu Theater at Madison Square Garden, the New York Knickerbockers professional basketball team, the New York Rangers professional hockey team, the New York Liberty professional women’s basketball team, the Hartford Wolf Pack professional hockey team, the regional sports programming networks Madison Square Garden Network and MSG Plus and MSG Entertainment (which operates Radio City Music Hall and the Beacon Theatre in New York City under long-term leases and owns and operates the Chicago Theatre in Chicago, Illinois). We operate our businesses in an increasingly competitive, highly regulated, rapidly changing and complex technological environment. We strive to remain competitive by developing new and advanced products and services and continuously improving our offerings.

The Company places great importance on its ability to attract, retain, motivate and reward experienced executives who can continue to achieve strong financial and stock performance. The Company strives to do so by developing executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company’s businesses and maximizing stockholder value. Our named executive officers, who are the five executive officers listed in the tables under “Executive Compensation Tables” below, have a combined total of more than 150 years of service in the cable and telecommunications industries with the Company and other companies. The amount of compensation for the named executive officers, as well as our other executive officers, reflects their superior management experience, continued high performance and exceptional careers of service to the Company. The Compensation Committee seeks to offer both short-term and long-term incentive compensation programs that will provide competitive compensation, drive Company performance and encourage executive retention.

The following principles describe the key objectives of our executive compensation program:

•	First, the majority of compensation for the Company’s executive officers should be at risk and based on the performance of the Company, so that actual compensation levels

Proxy Statement 2008 - Cablevision

depend upon the Company’s actual performance as determined by the Compensation Committee.

•	Second, over time, incentive compensation of the Company’s executive officers should focus more heavily on long-term rather than short-term accomplishments and results.

•	Third, equity-based compensation should be used to align executive officers with the stockholders’ interests.

•

Fourth, the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company’s ability to attract, retain, motivate and reward the talented executives who are essential to the Company’s continuing success. Total direct compensation, rather than individual compensation elements, is the Compensation Committee’s focus in providing competitive compensation opportunities.

In formulating the executive compensation program, the Compensation Committee seeks to fulfill these objectives by maintaining appropriate balances between (1) short-term and long-term compensation, (2) cash and equity components, and (3) performance-based and non-performance-based compensation.

Compensation Practices and Policies

Employment Agreements

We have written employment agreements with each of our named executive officers. For a description of the terms and provisions of the employment agreements of the named executive officers, see “Employment Agreements.”

Performance Objectives

As described below under “— Elements of In-Service Compensation”, the Company grants performance-based cash incentives as important elements of executive compensation. Generally, the performance metrics for the incentives have been based on net revenues and on adjusted operating cash flow, which we also refer to as “AOCF”, a non-GAAP financial measure, defined as operating income (loss) before depreciation and amortization (including impairments), stock plan income or expense and restructuring charges or credits. The AOCF measure for 2007 also excludes all charges for long-term performance based compensation. The Company considers these performance measures to be key measures of the Company’s operating performance. At the time of grant of an award, the performance measures used may contemplate certain potential future adjustments and exclusions.

Tally Sheets

The Compensation Committee has reviewed tally sheets setting forth all components of compensation payable, and the benefits accruing, to the named executive officers for the

Proxy Statement 2008 - Cablevision

completed fiscal year, including all cash compensation, perquisites and the current value of outstanding equity-based awards. The tally sheets also set forth potential payouts to the named executive officers upon various types of termination. The Compensation Committee considers the information presented in the tally sheets in determining future compensation.

Benchmarking

As part of the 2007 Total Compensation Review, ECA assisted the Compensation Committee in (1) determining a peer group to be used for competitive comparisons, (2) assessing executive compensation in comparison with the peer group and in light of the Company’s performance, and (3) reviewing the Company’s equity and cash-based executive incentive programs, taking into account evolving market trends. The Compensation Committee reviewed and compared several elements of compensation from a core peer group of companies in the same general industry or industries as the Company as well as companies of similar size and business mix to evaluate the competitiveness and appropriateness of our compensation program. The Compensation Committee, with the assistance of ECA, selected the companies that would comprise the core peer group in 2007, which were Comcast Corporation, Qwest Communications International Inc., DIRECTV Group, Inc., Clear Channel Communications, Inc., Alltel Corporation, Liberty Media Corporation, EchoStar Communications Corporation, Charter Communications Inc., IDT Corporation, The E.W. Scripps Company, Mediacom Communications Corporation and Insight Communications Company, Inc. Because we also compete for executives with more diversified companies, the Compensation Committee also considered a supplemental reference group that included Verizon Communications Inc., Time Warner Cable Inc., AT&T Inc., The Walt Disney Company and News Corporation. The Compensation Committee determined that the core peer group represented an appropriate benchmark for the competitive market for our senior executive talent, and the supplemental reference group provided an additional relevant point of reference. The core peer group is a broader group of companies than the companies included in the peer group for the stock performance graph contained in our Annual Report on Form 10-K.

In connection with the 2007 Total Compensation Review, ECA presented to the Compensation Committee a comparison of base salary, target bonus, total cash compensation (defined as base salary plus target bonus), long-term incentives and total direct compensation (defined as total cash compensation plus the annualized value of long-term incentives) with the median, 75th percentile and 90th percentile of the core peer group and also compared compensation levels with the supplemental reference group. In the analysis, it was noted that, as in prior years, there was limited market information regarding the role and compensation of chairmen who are executive officers but not chief executive officers. The Compensation Committee considered that the Company’s founder and Chairman, Mr. Charles F. Dolan, continues to play a unique and important role in setting the strategic direction of the Company, in addition to his role on the Board. The Compensation Committee determined to exclude the Company’s Chairman, Mr. Charles F. Dolan, from these comparisons with officers of the

Proxy Statement 2008 - Cablevision

members of the core peer group. The Compensation Committee concluded that as a result of Mr. Dolan’s important role in setting the strategic direction of the Company, an appropriate general guideline for Mr. Dolan’s target total direct compensation for 2007 was slightly below the target total direct compensation of the Chief Executive Officer of the Company.

The Compensation Committee also received information presented by ECA in the 2007 Total Compensation Review concerning comparisons of compensation levels for the other named executive officers to comparable positions among the peer companies. Compensation of the Company’s Chief Executive Officer, James L. Dolan, was compared to chief executive officers at the peer group companies. Compensation of Messrs. Ratner and Rutledge, Vice Chairman and Chief Operating Officer, respectively, of the Company, were each treated as equal second ranking executives and were compared to a benchmark equal to 65% of the compensation of the chief executive officer at the peer group companies. Compensation of Mr. Huseby, the Company’s Chief Financial Officer, was compared to chief financial officers at the peer companies.

In addition, ECA presented to the Compensation Committee a comparison of the Company’s performance with the performances of the members of the core peer group and the supplemental reference group and industry-wide performance levels. ECA believed that direct compensation comparisons with the core peer group were appropriate since the Company competes directly with the core peer group for executive-level talent.

Based on the 2007 Total Compensation Review, the Compensation Committee set a general guideline for target total direct compensation, over time, at a range from the median to the 75th percentile of the core peer group, reserving for the Compensation Committee the flexibility to recognize differences by individual. The Compensation Committee believed that this range was appropriate in light of the dynamics, diversity, complexities and competitive nature of the Company’s businesses as well as the Company’s performance. Actual total direct compensation could fall above or below the guideline because the Compensation Committee considered other factors such as historical practice, experience, performance and length of service in determining total direct compensation. The Compensation Committee believed that the guideline for target total direct compensation provided a useful point of reference, along with the other factors described above, in administering the Company’s executive compensation program.

While the range for total direct compensation as described above was an overall goal to be achieved over time, based on the factors referred to above, including historical practice, experience, performance and length of service, the total direct compensation proposed for 2007 for Mr. James L. Dolan was within the targeted range, the total direct compensation proposed for 2007 for Messrs. Ratner and Rutledge was above the 75th percentile and the total direct compensation proposed for 2007 for Mr. Huseby was within the targeted range. After giving effect to the actual bonuses paid for 2007 (as set forth in the Summary Compensation Table under “Executive Compensation Tables” and discussed below under “— Elements of In-Service Compensation — Annual Incentives”), the actual 2007 total direct compensation

Proxy Statement 2008 - Cablevision

for Messrs. James L. Dolan, Ratner and Rutledge was above the 75th percentile and the actual 2007 total direct compensation for Mr. Huseby was within the targeted range.

Elements of In-Service Compensation

Our executive compensation program consists of three principal elements, each of which is important to the Company’s desire to attract, retain, motivate and reward highly-qualified executives. The three principal compensation elements are base salary, annual cash incentives and long-term incentives. In addition, each executive officer is also eligible to receive certain benefits, which are generally provided to all other eligible employees, and certain perquisites described below.

A significant percentage of total direct compensation is allocated to incentive compensation in accordance with the Compensation Committee’s philosophy as described above. The Compensation Committee reviews historical Company compensation and other information provided by its compensation consultant and other factors such as experience, performance and length of service to determine the level and mix of compensation for executive officers, by position and grade level, that the Compensation Committee has deemed appropriate. In 2007, the Compensation Committee implemented new allocation practices relating to long-term incentives. See “— Long-Term Incentives.”

Base Salaries

The Compensation Committee is responsible for setting the base salaries of the named executive officers. Base salaries for these executives have been set at levels that are intended to reflect the competitive marketplace in attracting and retaining quality executives. Each of the employment agreements of the named executive officers contains a minimum base salary level. For information regarding these minimum base salary levels, please see “Employment Agreements” below. The Compensation Committee currently reviews the salaries of the named executive officers no less frequently than on an annual basis. The Compensation Committee evaluates each executive’s performance, experience and grade level and may increase executive salaries. Based on their performance and in accordance with the terms of the employment agreements, the Compensation Committee, in its discretion, has increased base salaries for the named executive officers over time. Based on evaluation of performance, experience, grade level, and the competitive marketplace, the Compensation Committee reviewed the base salaries of the named executives officers in 2007. They did not increase the base salary of Charles F. Dolan in 2007 and his salary remained at $1,600,000. The Compensation Committee increased the base salaries of Messrs. James L. Dolan, Hank Ratner, Thomas Rutledge and Michael Huseby in 2007 by $200,000, $250,000, $250,000 and $50,000, respectively. The base salaries for the named executive officers in 2007 are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Proxy Statement 2008 - Cablevision

Annual Incentives

Under our executive compensation program, annual incentive awards, or bonuses, are made to executive officers and other members of management. For the named executive officers and other individuals that the Compensation Committee determines may be covered by Section 162(m) of the Internal Revenue Code, as amended, 2007 bonuses were granted under the 2006 Cash Incentive Plan (“CIP”) a stockholder approved plan. For all other members of management, bonuses were granted under a management performance incentive program (“MPIP”) administered by the Compensation Committee.

Annual incentive awards are designed to link directly executive compensation to the Company’s performance and provide incentives and rewards for excellent business performance during the year. Each bonus-eligible employee is assigned a target bonus of a percentage of that employee’s annual base salary. The target bonuses are determined based upon the applicable employee’s position, grade level, responsibilities, and historical and expected future contributions to the Company. In addition, each of the employment agreements of the named executive officers other than Mr. Charles F. Dolan contains a minimum target bonus level. For information regarding these minimum target bonus levels, please see “Employment Agreements” below. The Compensation Committee currently reviews the target bonus levels of the named executive officers no less frequently than on an annual basis. The Compensation Committee evaluates each executive’s performance, experience and grade level and may adjust executive target bonus levels accordingly. Based on their performance and in accordance with the terms of the employment agreements, the Compensation Committee, in its discretion, has increased target bonus levels for the named executive officers over time. Target bonuses for 2007 were as follows: Mr. Charles F. Dolan — 175%; Mr. James L. Dolan — 200%; Mr. Ratner — 200%; Mr. Rutledge — 200%; Mr. Huseby — 90%.

The payment of annual incentive awards depends on the extent to which the Company achieves performance objectives established by the Compensation Committee. For 2007, under the CIP, if the Company achieved a target rate of growth in AOCF as compared to 2006, each named executive officer would be eligible to receive payment of an annual incentive award equal to the lesser of $10 million and two times his target bonus, subject to the Compensation Committee’s discretion to reduce the award. In general, under the CIP, regardless of whether the Company achieves, exceeds or fails to achieve its target metrics, the Compensation Committee has the discretion only to decrease target bonuses if the Company wishes to preserve the Section 162(m) deduction. For 2007, the performance target for the named executive officers was 8% growth in AOCF in 2007 as compared with 2006. As the Company’s actual AOCF growth for the period was in excess of 8%, the performance target was met. The Compensation Committee elected to exercise its negative discretion and to reduce the incentive award payments to the levels that the named executive officers would have received if they had been participants in the MPIP. The Compensation Committee established MPIP performance metrics that varied depending upon the eligible employee’s

Proxy Statement 2008 - Cablevision

specific business unit. These performance objectives related to items such as net revenues, AOCF, subscribers, revenue generating units, advertising revenue, capital expenditures and other division-specific strategic and operating metrics. For executive officers and other individuals who hold corporate positions at the Company, the MPIP metrics were predominantly based on a weighted average of the comparisons of all of the business units’ performances against their respective performance objectives. In determining to use the MPIP payouts for the bonuses payable to the named executive officers, the Compensation Committee used this weighted average. Bonuses awarded under the MPIP may also be adjusted for recipients’ individual performances. To the extent the Company exceeds the MPIP performance metrics, employees may receive payments greater than their target bonuses.

In 2007, the Compensation Committee implemented upward adjustments in the performance of certain business units, including the Company’s cable television segment, as a result of the Company’s outstanding performance in 2007, particularly in light of the increasingly competitive environment that became more challenging after the original targets were set in late March 2007. Based upon the unadjusted performance, the named executive officers would have been entitled to incentive compensation equal to 92.8% of their target bonuses. After the discretionary adjustments, they became entitled to 120% of their target bonuses. The amounts of annual incentive awards for the named executive officers for performance in 2007 are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

As part of the process for determining executive compensation in 2007, the Compensation Committee reviewed the payouts that the named executive officers were expected to receive in 2007 for performance awards granted in prior years, as well as each executive officer’s performance, experience and grade level.

Long-Term Incentives

Our executive compensation program is designed to reduce the number and complexity of our long-term incentives, while continuing to achieve the objectives of our program (as described above under “Executive Compensation Program Objectives and Philosophy”). Our core long-term incentive program in 2007 consisted of two elements: restricted stock and cash performance awards. These long-term incentives were awarded to members of management based upon each individual’s grade level. We believe restricted stock would provide the named executive officers with an incentive to improve the Company’s stock price performance and a direct alignment with stockholders’ interests, as well as a continuing stake in the long-term success of the Company. The cash performance awards also would provide strong incentives for the executives to help the Company achieve specific long-term financial objectives. In addition, because these equity and cash awards would vest over time, we believe these awards would provide strong incentives for the executives to remain with the Company. The named executive officers receive approximately 40% of the value of their total long-term incentive award in restricted stock and approximately 60% of the value of their total long-term incentive award as cash performance awards. Other executive officers and members of management receive approximately 50% of the value of their total long-term incentive award

Proxy Statement 2008 - Cablevision

in restricted stock and approximately 50% of the value of their total long-term incentive award as cash performance awards.

Grants of long-term incentives are made under stockholder-approved plans. Prior to 2006, restricted stock, stock options and stock appreciation rights awards were granted under our 1996 Amended and Restated Employee Stock Plan, which expired by its terms in February 2006. This plan has been replaced by our 2006 Employee Stock Plan, which was approved by stockholders at our annual meeting in May 2006. Cash awards have been made under our Long-Term Incentive Plan, which was replaced by the CIP in May 2006.

As described above under “— Compensation Practices and Policies — Other,” our goal is to make annual grants of the elements of our long-term incentive program to eligible employees after the public announcement of our annual financial information. Restricted stock and performance awards were granted in March 2007. We expect that under the current executive compensation program long-term incentives will be granted following the filing of our Annual Report on Form 10-K, with any grants for new eligible employees hired after annual grants, but prior to October 1 of each year, to be made in October.

Restricted Stock

Under our executive compensation program, annual grants of restricted stock are made to executive officers and other members of management. An award of restricted stock provides the recipient with a specified number of shares of Class A common stock as long as the recipient remains employed by the Company through the date that the restrictions lapse. Under the current executive compensation program, restricted stock awards will vest in their entirety on the third anniversary of the date of grant as long as the recipient is continuously employed in order to conform the vesting periods of each type of long-term incentive being granted under the executive compensation program.Grants of restricted stock made prior to 2006 generally vest at the end of a four-year period, subject to certain limited exceptions. Information regarding restricted stock awards for the named executive officers in 2007 is set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table under “Executive Compensation Tables” below. More information regarding other restricted stock grants for the named executive officers appears in the Outstanding Equity Awards at Fiscal Year-End Table under “Executive Compensation Tables” below.

Performance Awards

The current executive compensation program contemplates annual grants of three-year performance awards to executive officers and other members of management to be earned on the basis of long-term performance relative to pre-established financial goals. The Compensation Committee sets the performance objectives for each award in the first quarter of the year of grant. Each recipient will be eligible to receive a specified dollar amount,

Proxy Statement 2008 - Cablevision

depending on the employee’s grade level, to the extent that the performance objectives are achieved.

The performance awards granted in 2007 will be payable in 2010 if the Company achieves specified targets of net revenues or AOCF in the year ending December 31, 2009. The target levels of net revenues and AOCF were derived from the Company’s five-year plan for its operating business units presented to the Board in connection with the Company’s 2007 annual budget. These targets were intended to measure ongoing operating performance of the Company and are subject to various adjustments such as for acquisitions and dispositions and investments in new business initiatives. In determining achievement of the 2007 performance awards, each performance measure is weighted equally. The awards provide for a potential payout on a sliding scale such that the actual payment may range from zero (if both incremental operating business unit net revenues and incremental operating business unit AOCF fail to reach at least 60% of the targets) and 200% (if, for example, both incremental operating business unit net revenues and operating business unit AOCF equal or exceed 120% of the targets). If the Company does not achieve threshold levels of performance, the award does not provide for any payment. If the Company exceeds threshold levels but does not achieve the targeted rates, or if the Company achieves one target but not both, the award provides for partial payments. In addition, if results exceed the desired targets, recipients will be rewarded for the exceptional performance. Based on the performance, experience and grade level of the named executive officers in 2007, the Compensation Committee granted Messrs. Charles F. Dolan, James L. Dolan, Ratner, Rutledge and Huseby performance awards of $4,380,000, $4,470,000, $3,990,000, $3,990,000 and $1,170,000, respectively. Performance awards for the named executive officers granted in 2007 are set forth in the Grants of Plan-Based Awards Table under “Executive Compensation Tables” below.

In 2005, the Company granted two-year and three-year performance awards. The two-year awards were granted to Messrs. James L. Dolan, Ratner and Rutledge. These awards were intended to compensate the three named executive officers for contractual commitments under their employment agreements that contemplated grants of three-year performance awards in 2004, which had not been made. The three-year performance awards were granted to all executive officers and other members of management. The two-year performance awards were payable in the first quarter of 2007 if the Company achieved specified targets in both net revenues and AOCF during 2006 as compared to 2004. The three-year performance awards were payable in the first quarter of 2008 if the Company achieved specified targets in both net revenues and AOCF during 2007 as compared to 2004. The target rates for net revenues and AOCF for each of the two-year awards and the three-year awards were derived from the Company’s five-year plan presented to the Board in connection with the Company’s 2005 annual budget. These targets were intended to measure ongoing operating performance of the Company and were subject to adjustment for dispositions and also excluded the impact of the Company’s VOOM satellite distribution and high-definition programming businesses. In determining achievement of the 2005 awards, both performance measures were required to be satisfied. These awards did not contain a sliding scale for payout. If the Company did not

Proxy Statement 2008 - Cablevision

achieve both performance targets, the terms of the award did not provide for any payment; if the Company achieved or exceeded both targets, the target amount of the award would be payable. In the event that the Company did not achieve the performance targets, the Compensation Committee, in its sole discretion, could provide for payment.

In February 2007, the Compensation Committee determined that the Company had achieved the target objectives for the two-year awards for the period ended December 31, 2006 and authorized the payment of the 2005 two-year performance awards. In making this determination, the Compensation Committee made certain adjustments and related interpretations.

In February 2008, the Compensation Committee approved an amendment of the terms of three-year performance awards. The terms of the awards required adjustment for divestitures of any operating entities during the plan period to eliminate the impact of such sales from the actual performance as well as the net revenue targets. During the plan period, the Company sold and shut down several businesses. The original net revenue target, when adjusted for the dispositions, was achieved. The original AOCF target, when adjusted for the dispositions, would have resulted in a 1.3 percentage point upward adjustment of the AOCF target causing the Company’s actual performance to fall short of the adjusted AOCF target. The Compensation Committee approved the amendment of the three-year awards so that the original AOCF target for the three-year awards continued to apply without adjusting the target for the dispositions. The Compensation Committee approved the amendment primarily because it believed that the Company’s AOCF growth during the 2005-2007 period, while below the threshold for payout of the award, was outstanding. Moreover, the decisions to dispose of operating entities were made because such actions were deemed to be in the best interest of the Company and the Compensation Committee believed it would be unfair to penalize the award recipients for executing the corporate strategy. Payment of the three-year awards was made in March 2008.

As a result of this amendment, the three-year performance awards payable to the Company’s four most highly compensated executive officers are not be deemed to be performance based compensation and therefore not deductible for income tax purposes. This resulted in a loss of approximately $10 million of deductible expense. The Company’s net operating loss carry forward for federal income tax purposes was approximately $2.4 billion at December 31, 2007.

Because the targets for all performance awards have been derived from the Company’s confidential five-year strategic plans, which are not disclosed publicly for competitive reasons, we do not believe it is appropriate to disclose specific numerical targets. Disclosure of these targets could provide information that could lead to competitive harm. We believe that our five-year plans, and consequently the targets set for the performance awards, are ambitious and reflect desired above-market performance. In determining the threshold levels of performance, the Compensation Committee considered, among other factors, the Company’s five-year plan and the degree of difficulty in achieving the targets, including a

Proxy Statement 2008 - Cablevision

comparison of the five-year plan with analysts’ published projections of our growth as well as of some of our competitors. The 2007 performance award (unlike performance awards prior to 2006) includes a sliding scale of payouts based upon the levels of incremental net revenues and AOCF. The Compensation Committee believes that the lowest levels on the sliding scale should be achieved, although there can be no assurance this will occur. As the payout scale increases, the likelihood of achievement decreases and the payouts increase. The Compensation Committee has the authority to amend or waive the performance targets under these awards and to make interpretations and adjustments thereto.

The two-year performance awards were paid to Messrs. James L. Dolan, Ratner and Rutledge in March 2007 and the three-year performance awards were paid to Messrs. Charles F. Dolan, James L Dolan, Ratner, Rutledge and Huseby in March 2008. The two-year performance award amounts, earned at the end of 2006, and the amounts of the three-year performance awards are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Other Types of Awards in Prior Years

In the past we have issued other types of long-term incentives to our executive officers and other members of management, such as stock options, performance-based stock options, stock appreciation rights, performance retention awards and deferred compensation awards. The current executive compensation program contemplates grants of only two types of long-term incentives: restricted stock and cash performance awards, as described above.

Under our executive compensation program, prior to 2007, annual grants of stock options were made to the named executive officers. Each stock option was required to be granted with an exercise price no less than the closing price of Class A common stock on the date of grant. Stock options will have value only if, and to the extent that, the price of Class A common stock on the date the stock option is exercised exceeds this exercise price. Generally, the stock options vest over three years in 33 1/3% annual increments and expire 10 years from the grant date. More information regarding other stock option grants to the named executive officers appears in the Outstanding Equity Awards at Fiscal Year-End Table under “Executive Compensation Tables” below.

Under our former executive compensation program, in 2005, the Company granted both two-year and three-year performance options to the named executive officers. Each performance option was granted with an exercise price equal to the closing price of Class A common stock on the date of grant, and would have value only if, and to the extent that, the price of Class A common stock on the date the option is exercised exceeds this exercise price. The performance options vest on a specific date (two or three years after the grant date, as applicable) if the Company achieves targeted levels of net revenue and AOCF in the performance period. The target levels of net revenues and AOCF for each of the two-year

Proxy Statement 2008 - Cablevision

awards and the three-year awards were derived from the Company’s five-year plan presented to the Board in connection with the Company’s 2005 annual budget. These targets were intended to measure ongoing operating performance of the Company; the targets exclude the operating results of businesses being sold at the time of grant and are subject to adjustment for acquisitions, dispositions or any other factors the Compensation Committee deems appropriate. Each performance measure is weighted equally in determining the number of options that will vest. The grant provides for vesting on a sliding scale such that the number of options vesting may range from a minimum of zero to a maximum of the target amount of the award, depending on the extent to which the Company achieves each performance objective. If the Company does not achieve threshold levels of acceptable performance, none of the options will vest. If the Company achieves or exceeds its target rates, the total amount of the options awarded will vest on the specified vesting date.

Because the targets for the performance options were derived from the Company’s confidential five-year strategic plans, which are not disclosed publicly for competitive reasons, we do not believe it is appropriate to disclose specific numerical targets. We believe that our five-year plans, and consequently the targets set for the performance options, are ambitious and reflect desired above-market performance and disclosure of these targets could cause competitive harm. In determining the threshold levels of performance, the Compensation Committee considered, among other factors, the Company’s five-year plan and the degree of difficulty in achieving the targets, including a comparison of the five-year plan with analysts’ projections of our growth as well as of some of our competitors. At the time that the Compensation Committee set the targets for the performance options, they believed these targets reflected performance that would be difficult, but not impossible, to achieve.

In connection with the two-year performance options, in March 2007, the Compensation Committee determined that the Company had achieved the target objectives for the period ended December 31, 2006. In making this determination, the Compensation Committee made certain adjustments and related interpretations. As a result, the two-year performance options vested in accordance with their terms in October 2007. More information regarding grants of performance options for the named executive officers appears in the Outstanding Equity Awards at Fiscal Year-End Table under “Executive Compensation Tables” below.

In connection with the three-year performance options, in February 2008, the Compensation Committee determined that the Company had achieved the target objectives for the period ended December 31, 2007. In making this determination, the Compensation Committee made certain adjustments. As a result, the three-year performance options will vest in accordance with their terms in November 2008. More information regarding grants of performance options for the named executive officers appears in the Outstanding Equity Awards at Fiscal Year-End Table under “Executive Compensation Tables” below.

Under our former executive compensation program, grants of stock appreciation rights, or “SARs”, were made to the executive officers and other members of management. SARs are the right to receive the appreciation in the value of Class A common stock over a specified

Proxy Statement 2008 - Cablevision

period of time. Upon exercise of a SAR, the award recipient will receive an amount of cash, common stock or a combination of cash and common stock equal to the amount of the appreciation. Historically, the Company granted SARs in tandem with options. Each SAR was required to be granted with an exercise price no less than the closing price of a share of Class A common stock on the date of grant; for a tandem SAR, the exercise price is equal to the exercise price per share of the related option. Generally the SARs vest over three years in 33 1/3% annual increments and expire 10 years from the grant date. More information regarding SAR grants for the named executive officers appears in the Outstanding Equity Awards at Fiscal Year-End Table under “Executive Compensation Tables” below.

Under our former executive compensation program, the Company granted performance retention awards to executive officers and certain other members of management in accordance with a Senior Executive Performance Retention Program, as amended and restated, established by the Compensation Committee under the Long-Term Incentive Plan. The purpose of this program was to attract, retain and motivate senior executives. Under the program, recipients will generally be entitled to receive a lump-sum payment of their awards on the seventh anniversary of the date of grant if the Company achieves 5% growth in consolidated gross revenues in any year after the year in which the award was granted. In 2000, each of Messrs. James L. Dolan and Ratner received a performance retention award of $3,000,000. In 2002, Mr. Rutledge received a performance retention award of $3,000,000. In March 2007, the Compensation Committee determined that the target objective had already been achieved. Messrs. James L. Dolan and Ratner received payment of their awards in September 2007 and we expect that Mr. Rutledge will receive payment of his award in January 2009.

In addition, awards granted prior to July 2002 provided that the recipient could request an interest-free loan from the Company in an amount up to the total amount of the award prior to its vesting, subject to certain limitations. In particular, the loan was required to be secured by a first priority lien in favor of the Company on certain real property owned by the recipient. Effective July 30, 2002, the performance retention program was amended to eliminate the ability to obtain these loans. Messrs. James L. Dolan and Ratner had $3,000,000 loans outstanding since prior to July 30, 2002. These loans were repaid in September 2007.

Our former executive compensation program also included special retention incentives called deferred compensation awards. Although the Company referred to these awards as “deferred compensation awards,” we do not believe that they constitute “deferred compensation” under Section 409A of the Internal Revenue Code. These awards were generally made to executive officers and other members of management. The purpose of these deferred compensation awards was to attract and retain senior executives. The named executive officers other than Charles F. Dolan received these awards in October 2004. In light of the uncertainty at that time involving a contemplated spin-off of Rainbow Media Enterprises, Charles F. Dolan and certain other members of management who were expected to be employed by Rainbow Media Enterprises after the proposed spin-off did not receive deferred compensation awards at that

Proxy Statement 2008 - Cablevision

time. Because the Rainbow Media Enterprises spin-off did not ultimately occur, in order to treat these employees as other comparable employees had been treated, these individuals received deferred compensation awards in November 2005 with economics and vesting designed to give them the same economics and rights as if they had received these awards at the same time as the other recipients.

The deferred compensation awards contemplated an initial award amount for each recipient of $500,000. Each year, on the anniversary date of the award, the award amount grows by an additional amount equal to the lesser of 20% of the individual’s annual base salary in effect at that time and $150,000. In addition, the award amount is increased by quarterly interest, at an annual interest rate equal to the average of the one-year LIBOR fixed-rate equivalent for the ten business days immediately preceding October 1st of each year. The deferred compensation award will be paid in installments: 50% of the then-current award amount is payable on the fifth anniversary of the effective date of the award (October 2009 for the named executive officers), and the balance of the then-current award amount is payable on the seventh anniversary of the effective date (October 2011 for the named executive officers), so long as the recipient continues to be an employee of the Company through those dates. Information regarding the deferred compensation awards of the named executive officer is set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Benefits

Benefits offered to executive officers generally provide for retirement income and serve as a safety net against hardships that can arise from illness, disability or death.

The executive officers are eligible to participate in the same health and welfare benefit plans made available to the other benefits-eligible employees of the Company, including, for example, medical, dental, vision, life insurance and disability coverage. In addition to the standard life insurance available to all employees (based on a multiple of base salary, up to a $4,000,000 cap on the total amount of life insurance), the Company purchased whole life insurance policies for certain current and former senior executives of the Company, including Messrs. Charles F. Dolan, James L. Dolan and Ratner. The Company pays the premiums on each of these policies; the amount payable by the Company is limited to the aggregate amount of additional premiums, if any, necessary to fund fully the face amount of each policy. In addition to the standard life insurance available to all employees (based on a multiple of base salary, up to a $4,000,000 cap on the total amount of life insurance), the Company purchased whole life insurance policies for certain current and former senior executives of the Company, including Messrs. Charles F. Dolan, James L. Dolan and Ratner. The policies provide coverage in the amount of the greater of three times the individual’s annual base salary as was in effect in 1996 or the death benefit provided under certain previous policies. The Company has been paying the premiums on each of these policies and expects to continue doing so, other than in any policy years in which the polices are paid in full with the ability to use policy

Proxy Statement 2008 - Cablevision

values (e.g. cash values, dividends and paid up additions) in lieu of premiums, such that the policies remain in-force for the lifetime of the executive. In certain prior years, however, the Company may have inadvertently paid premiums with respect to the policies for Messrs. Charles F. Dolan, James L. Dolan and Ratner that were not required because the policies had become fully paid. The Company is working with the insurance carriers to determine the amount of any overpayment and any appropriate treatment thereof. Information regarding premiums paid by the Company with respect to each of the executive officers is set forth in the Summary Compensation Table under “Executive Compensation Tables” below. The policies provide coverage in the amount of the greater of three times the individual’s annual base salary as was in effect in 1996 or the death benefit provided under previous policies. Information regarding premiums paid by the Company is set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Defined Benefit Plans

The Company maintains the Cablevision CHOICE Cash Balance Retirement Plan, a tax qualified defined benefit plan, for participating employees, including executive officers. Under the Company’s Excess Cash Balance Plan, a non-qualified deferred compensation plan, the Company provides additional benefits to employees who are restricted by the applicable IRS annual compensation limitation.

The Company’s Nonqualified Supplemental Benefit Plan provides actuarially determined pension benefits for certain employees of the Company or its subsidiaries and affiliates who were previously employed by CSSC, L.L.C., which is wholly owned by Charles F. Dolan and his spouse. There are only two remaining active employees of the Company who accrue benefits under this plan, only one of whom is a named executive officer, Charles F. Dolan.

More information regarding the Cash Balance Plan, the Excess Cash Balance Plan and the Supplemental Benefit Plan is provided with the Pension Benefits Table under “Executive Compensation Tables” below.

Defined Contribution Plans

Under the Cablevision CHOICE 401(k) Savings Plan (“401(k) Plan”), a tax-qualified retirement savings plan, participating employees, including executive officers, may contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. In addition, after one year of service, the Company matches 50% of the first 6% of eligible pay contributed by participating employees. For 2007, the Company matching contributions are subject to vesting limitations for the first five years of employment.

In addition, the Company offers an Excess Savings Plan, a non-qualified deferred compensation plan, to employees who are restricted by the applicable Internal Revenue Service (“IRS”) annual compensation limitation and/or the pre-tax income deferral limitation.

Proxy Statement 2008 - Cablevision

More information regarding the Excess Savings Plan is provided with the Nonqualified Deferred Compensation Table under “Executive Compensation Tables” below.

The Company’s Nonqualified Supplemental Benefit Plan also includes a defined contribution component. The Company provides allocations to the participant’s notional accounts. There are only two remaining active employees of the Company who accrue benefits under this plan, only one of whom is a named executive officer, Charles F. Dolan.

Matching contributions made by the Company under the 401(k) Plan and the Excess Savings Plan and allocations under the defined contribution portion of the Supplemental Benefit Plan on behalf of the named executive officers are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Perquisites

The Company provides certain perquisites to all of its eligible employees, including executive officers. These perquisites include access to cable television, high-speed data and voice services at no monthly cost to employees, including executive officers, living in the Company’s service area. Certain employees living outside the service area are eligible for reimbursement of their costs in purchasing similar services. The services provided vary depending on the grade level of the employee. The Company also provides access to purchase tickets to events at Company venues.

The Company also provides certain perquisites to executive officers as described below. The aggregate value of perquisites received by each of the named executive officers is set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Executive Security

In order to address the security concerns of the Company, we have established an executive security program for the protection of the named executive officers. Recommendations of a third party security expert have been implemented for office, home and travel, at the Company’s cost, to the extent approved by the Compensation Committee. Because certain of these costs can be viewed as conveying personal benefits to the named executive officers, they are reported as perquisites.

Car and Driver

In connection with our executive security program, Messrs. Charles F. Dolan and James L. Dolan each have a Company car and driver assigned to them on a full-time basis, which they are permitted to use for their personal use in addition to business purposes. In addition, certain executive officers and members of management have used Company cars and drivers on a limited basis for personal use.

To the extent employees use a Company car and driver for personal use, those employees are imputed compensation for tax purposes. For compensation reporting purposes, the benefit

Proxy Statement 2008 - Cablevision

attributable to the personal use of Company cars is valued at a portion of the cost of the driver and car plus car maintenance, fuel and other related costs, based on an estimated percentage of use.

Aircraft

The Company owns and operates two passenger helicopters and leases and operates two jets to facilitate business travel of senior executives. In connection with our executive security program, it is recommended that the named executive officers use Company aircraft for all travel whenever practical.

Generally, Messrs. Charles F. Dolan and James L. Dolan are permitted to use the helicopters and the jets for personal travel. In addition, certain other executive officers and other members of management are permitted to use the helicopters and the jets for personal travel upon the approval of the Chief Executive Officer. Messrs. Hank J. Ratner and Thomas M. Rutledge are permitted to use Company jets for up to 35 flight hours annually for personal travel. Personal use of the helicopters has primarily been for purposes of commutation.

To the extent any employee uses any of the aircraft for personal travel without reimbursement, they are imputed compensation for tax purposes. This personal use is valued at the Standard Industry Fare Level (“SIFL”) rates that are published biannually by the IRS. For compensation reporting purposes, we valued the incremental cost of the personal use of the aircraft as the variable costs incurred by the Company for each particular flight, less any amount actually reimbursed to the Company. The incremental cost of the use of the aircraft does not include any costs that would have been incurred by the Company whether or not the personal trip was taken, such as lease and insurance payments, pilot salaries and other overhead costs.

In connection with any personal travel on Company jets, Charles F. Dolan and James L. Dolan reimburse the Company for the actual expenses of each specific flight at the maximum amount the Company may legally charge under Part 91 of the Federal Aviation Regulations.

Starting in June 2007, in connection with any personal travel on Company jets, Hank J. Ratner and Thomas M. Rutledge have been required to reimburse the Company for the actual expenses of each specific flight at a rate no greater than the maximum amount the Company may legally charge under Part 91 of the Federal Aviation Regulations. Mr. Rutledge is not required to reimburse the Company for use of the helicopter for commuting purposes.

Other

Generally, certain of the named executive officers have, from time to time, used the Company’s travel department to make their personal travel arrangements. For compensation reporting purposes, we valued the incremental cost of personal use of the travel department as a portion of the cost of the travel department employee(s) and related overhead, based on the time spent making the arrangements.

Proxy Statement 2008 - Cablevision

From time to time, when the Company hires new employees, the Company may agree to reimburse them for their relocation. Under Mr. Huseby’s employment agreement, in connection with his relocation from Colorado to New York, the Company agreed to reimburse him for certain expenses associated with his Colorado home as an incentive for Mr. Huseby to purchase a home in New York (which he did in June 2006), subject to the Company’s right to offset those expenses against any bonuses payable to him. Mr. Huseby’s bonus for 2007 was offset by the amount of his reimbursement in 2007.

From time to time, senior executives have access to tickets to sporting events and other entertainment at Company venues, at no cost.

Post-Termination Compensation

Our executives have helped build the Company into the successful enterprise that it is today and we believe that post-termination benefits are integral to the Company’s ability to attract and retain qualified executives.

Under certain circumstances, payments or other benefits may be provided to employees upon the termination of their employment with the Company. The amount and type of any payment or benefit will depend upon the circumstances of the termination of employment. These may include termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or following a going-private transaction. The definitions of “cause” and “good reason” vary among the different employment agreements with the named executive officers and the award agreements.

The award agreements regarding the various long-term incentives also address employment termination events, including the circumstances upon which vesting, payment and/or forfeiture of all or a portion of the long-term incentives may be accelerated. If an executive’s employment agreement refers to the treatment of any award upon a triggering event, the particular award agreement will not supersede the terms of the employment agreement.

Mr. Charles F. Dolan’s employment agreement provides for post-termination benefits only in the event of death or disability. In the employment agreements for Messrs. James L. Dolan, Ratner and Rutledge, severance benefits include, in addition to certain cash payments, the acceleration of long-term incentives. For Messrs. Charles F. Dolan and Huseby, the treatment of their long-term incentives in the event of termination is governed by the specific provisions of their award agreements.

The Cablevision CHOICE Severance Pay Plan provides for the discretionary payment of severance benefits under certain circumstances. Under the severance plan, the Company has discretion to determine (1) under what conditions severance benefits will be made available to any employee, (2) the type and amount of severance benefits to be paid or provided and for what period of time, (3) the manner and form in which severance benefits will be paid or

Proxy Statement 2008 - Cablevision

provided to any employee and (4) any other terms and conditions for receiving severance benefits. All severance benefits payable under this severance plan would be conditioned on the employee executing a severance agreement with the Company, including any terms and conditions that the Company may require.

Under the Cablevision Systems Corporation Supplemental Life Insurance Premium Payment Policy, at all times following a change of control of the Company (as defined below under “Executive Compensation Tables — Termination and Severance — Award Agreements”), the Company would continue to pay on behalf of certain senior executives of the Company, including Messrs. Charles F. Dolan, James L. Dolan and Ratner, all premiums on life insurance policies purchased by the Company for these executive officers, up to the aggregate amount of additional premiums, if any, necessary to fund fully the face amount of each senior executive’s policy as in effect immediately prior to the change of control. This policy is also provided for in the employment agreements of Messrs. James L. Dolan and Ratner, as described below under “Employment Agreements.”

For a description and quantification of the severance and other benefits payable to each of the named executive officers under the different circumstances of termination, please see “Termination and Severance” under “Executive Compensation Tables” below.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code, as amended, establishes a $1 million limit on the amount that a publicly held corporation may deduct for compensation paid to the chief executive officer and the next three most highly paid named executive officers in a taxable year. This limitation does not apply to any compensation that is “qualified performance-based compensation” under Section 162(m), which is defined as compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria established under a plan approved by stockholders. Our short-term and long-term incentive compensation plans are generally designed to qualify for this exemption from the deduction limitations of Section 162(m) and to be consistent with providing appropriate compensation to executives.

From time to time, to the extent it deems appropriate, the Compensation Committee may make awards (or modifications to awards) that would not qualify for an exemption from Section 162(m). For example, the deferred compensation awards to executive officers and certain other members of management were not designed to be deductible under Section 162(m). These awards were specifically designed to encourage executive retention over a seven-year period and do not contain performance objectives. In addition, restricted stock that vests over time is not considered “performance-based” compensation under Section 162(m), so compensation realized upon the vesting of restricted stock awarded to the individual executive officers covered by Section 162(m) will not be deductible by the Company. In this regard, we expect that, for 2007, the amount of base salary in excess of $1 million for the chief executive officer and the next three most highly paid named executive

Proxy Statement 2008 - Cablevision

officers, plus any other annual compensation paid or imputed to the chief executive officer and the next three most highly paid named executive officers covered by Section 162(m) that causes his non-performance-based compensation to exceed the $1 million limit, will not be deductible by the Company for federal income tax purposes.

Although it is the Company’s intent generally to qualify compensation for the exemption from the deduction limitations, we believe that it is in the best interests of the Company’s stockholders to allow the Compensation Committee the flexibility and discretion to design an appropriate executive compensation program so that the Company can attract, retain and motivate our executives, notwithstanding Section 162(m).

Other

As previously disclosed in our Annual Reports on Form 10-K for the years ended December 31, 2006 and December 31, 2007, in August 2006, the Company announced that a voluntary review of its past practices in connection with the grant of stock options and stock appreciation rights determined that the grant date and exercise price assigned to a number of its stock options and stock appreciation rights grants in the 1997-2002 period did not correspond to the actual grant date and the closing price of the Company’s common stock on the actual grant date. The review also found instances where options were awarded to individuals who were not employees on the actual date of the grant.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Members of the Compensation Committee

Thomas V. Reifenheiser	John R. Ryan	Vincent Tese

Proxy Statement 2008 - Cablevision

EXECUTIVE COMPENSATION TABLES

The tables below reflect the compensation of the Company’s Chief Executive Officer and the four other most highly paid executive officers. See “Compensation Discussion and Analysis” beginning on page 17 for an explanation of our compensation philosophy and program.

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of our named executive officers for the years ending December 31, 2006 and December 31, 2007.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Charles F. Dolan Chairman	2007 2006	1,600,000 1,600,000	0 0	2,024,034 2,407,304	1,873,904 2,816,350	6,360,000 3,751,200		409,180 286,279	3,093,245 892,323	15,360,363 11,753,456
James L. Dolan Chief Executive Officer and President	2007 2006	1,800,000 1,600,000	0 0	3,034,166 3,935,470	1,809,827 2,634,796	10,310,769 6,751,200		146,726 125,574	6,775,265 782,811	23,876,753 15,829,851
Hank J. Ratner Vice Chairman	2007 2006	1,500,000 1,250,000	0 0	2,609,658 3,042,890	1,508,189 2,379,853	8,588,461 4,735,250		96,462 78,365	5,457,927 433,113	19,760,697 11,919,471
Thomas M. Rutledge Chief Operating Officer	2007 2006	1,500,000 1,250,000	0 0	2,232,368 2,195,099	1,508,193 2,139,218	5,588,461 4,735,250		112,584 90,747	3,886,040 626,573	14,827,646 11,036,887
Michael P. Huseby Executive Vice President and Chief Financial Officer	2007 2006	850,000 800,000	0 0	430,871 172,368	258,927 313,699	1,667,000 999,000	(8) (8)	57,006 50,329	236,829 197,673	3,500,633 2,533,069

(1)	For 2007, salaries paid to the named executive officers accounted for the following percentages of their total compensation: Mr. Charles F. Dolan — 10%; Mr. James L. Dolan — 8%; Mr. Ratner — 8%; Mr. Rutledge — 10%; and Mr. Huseby — 24%. For 2006, salaries paid to the named executive officers accounted for the following percentages of their total compensation: Mr. Charles F. Dolan — 14%; Mr. James L. Dolan — 10%; Mr. Ratner — 11%; Mr. Rutledge — 11%; and Mr. Huseby — 32%.

(2)	For 2006 and 2007, the Company did not pay any discretionary bonuses or any bonuses based on performance metrics that were not pre-established and communicated to the named executive officers. The annual incentive awards for 2006 and 2007 were performance-based and are disclosed in the Non-Equity Incentive Plan Compensation column.

Proxy Statement 2008 - Cablevision

(3)	This column reflects the dollar amount of expense recognized by the Company for financial statement reporting purposes in 2007 and 2006 for restricted stock awards granted to the named executive officers in 2007 and prior years, as calculated under FAS 123R, without any reduction for risk of forfeiture. FAS 123R requires the Company to record share-based compensation expense for awards granted in 2007 as well as awards granted prior to, but not yet vested as of January 1, 2006. The assumptions used by the Company in calculating these amounts are set forth in Note 15 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(4)	This column reflects the dollar amount of expense recognized by the Company for financial statement reporting purposes in 2007 and 2006 for stock options and stock appreciation rights awards granted to the named executive officers in 2007 and prior years, as calculated under FAS 123R, without any reduction for risk of forfeiture. FAS 123R requires the Company to record share-based compensation expense for awards granted in 2007 as well as awards granted prior to, but not yet vested as of January 1, 2006. The assumptions used by the Company in calculating these amounts are set forth in Note 15 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(5)	For Messrs. Charles F. Dolan, Rutledge and Huseby, this information reflects their annual incentive awards for performance in 2007, and performance awards granted in 2005, earned at the end of 2007, as follows: Mr. Charles F. Dolan, $3,360,000 and $3,000,000, respectively, Mr. Rutledge, $3,588,461 and $2,000,000, respectively, and Mr. Huseby, $917,000 and $750,000, respectively. For Messrs. James L. Dolan, and Ratner, this information reflects the sum of their annual incentive awards for performance in 2007, performance awards granted in 2005 earned at the end of 2007, and the performance retention awards granted in 2000 and paid in September 2007 as follows: Mr. James L. Dolan, $4,310,769, $3,000,000, and $3,000,000, respectively; and Mr. Ratner, $3,588,461, $2,000,000, and $3,000,000, respectively.

For Messrs. Charles F. Dolan and Huseby, this information reflects their annual incentive awards for performance in 2006. For Messrs. James L. Dolan, Ratner and Rutledge, this information reflects the sum of their annual incentive awards for performance in 2006 and performance awards granted in 2005 that were earned at the end of 2006 as follows: Mr. James L. Dolan, $3,751,200 and $3,000,000, respectively; Mr. Ratner, $2,735,250 and $2,000,000, respectively; and Mr. Rutledge, $2,735,250 and $2,000,000, respectively. For more information regarding these awards, please see “Compensation Discussion and Analysis — Elements of In-Service Compensation — Annual Incentive Awards” and “— Long-Term Incentives — Performance Awards.”

(6)	This column represents, for each individual, the sum of the increase in his accumulated cash balance plan account and accumulated excess cash balance account. In addition, for Mr. Charles F. Dolan only, it also includes the increase in the lump sum value of the defined benefit plan portion of the Company’s Supplemental Benefit Plan. There were no above-market earnings on nonqualified deferred compensation. For more information regarding the named executive officers’ pension benefits, please see the Pension Benefits Table below.

Proxy Statement 2008 - Cablevision

(7)	The table below shows the components of this column:

Name	Year	Supple- mental Benefit Plan(a)	401(k) Plan Match(b)	Excess Savings Plan Match(b)	Life Insurance Premiums(c)	Imputed Interest on Loans(d)	Deferred Compen- sation Awards(e)	Dividends(f)	Perquisites(g)	Total
Charles F. Dolan	2007	$45,000	$4,100	$43,900	$130,276	—	$195,925	$2,500,000	$174,044	$3,093,245
	2006	$44,000	$4,000	$44,000	$130,276	—	$179,070	—	$490,977	$892,323
James L. Dolan	2007	—	$2,460	$51,425	$37,705	$102,045	$195,925	$6,159,820	$225,885	$6,775,265
	2006	—	$6,600	$41,400	$37,705	$139,500	$179,070	—	$378,536	$782,811
Hank J. Ratner	2007	—	$6,750	$38,106	$9,248	$77,744	$195,925	$5,000,300	$129,854	$5,457,927
	2006	—	$6,600	$30,900	$9,248	$106,280	$179,070	—	$101,015	$433,113
Thomas M. Rutledge	2007	—	$6,750	$38,106	—	—	$195,925	$3,207,960	$437,299	$3,886,040
	2006	—	—	$30,900	—	—	$179,070	—	$416,603	$626,573
Michael P. Huseby	2007	—	$6,750	—	—	—	$195,925	—	$34,154	$236,829
	2006	—	—	—	—	—	$179,070	—	$18,603	$197,673

(a)	This column represents the allocation credited to Mr. Charles F. Dolan pursuant to the defined contribution portion of the Company’s Supplemental Benefit Plan.

(b)	These columns represents, for each individual, a matching contribution by the Company on behalf of such individual under the Company’s 401(k) Plan or Excess Savings Plan, as applicable.

(c)	This column represents amounts paid for premiums on whole life insurance policies purchased by the Company for Messrs. Charles F. Dolan, James L. Dolan and Ratner.

(d)	This column represents imputed interest on the $3,000,000 interest free loans made to each of Messrs. James L. Dolan and Ratner against their respective performance retention awards. See “Compensation Discussion and Analysis — Elements of In-Service Compensation — Long-Term Incentives — Other Types of Awards.”

(e)	This column represents, for each individual, the following amounts allocated under his respective deferred compensation award: a notional contribution of $150,000 and notional interest of $29,070 in 2006 and $45,925 in 2007. For more information regarding these deferred compensation awards, see “Compensation Discussion and Analysis — Elements of In-Service Compensation — Long-Term Incentives — Other Types of Awards.”

(f)	As a result of the special cash dividend declared in April 2006, holders of stock options that had vested prior to December 31, 2004 receive the special cash dividend upon exercise. Restricted shareholders are entitled to receive a cash amount of the special dividend when the restricted shares vest. This column represents payment of the special cash dividend declared in 2006 upon vesting of restricted shares and exercise of stock options in 2007.

Proxy Statement 2008 - Cablevision

(g)	This column represents, for each individual, the following aggregate perquisites, as described in the table below. For more information regarding the calculation of these perquisites, please see “Compensation Discussion and Analysis — Elements of In-Service Compensation — Perquisites.”

Name	Year	Car and Driver	Aircraft(I)	Other(II)	Total
Charles F. Dolan	2007	$109,572	$55,875	*	$174,044
	2006	$94,347	$381,497	$15,133	$490,977
James L. Dolan	2007	$151,664	$36,961	$37,260	$225,885
	2006	$153,772	$201,475	$23,289	$378,536
Hank J. Ratner	2007	*	$114,993	$14,809	$129,854
	2006	*	$81,404	$18,267	$101,015
Thomas M. Rutledge	2007	$21,445	$367,469	$48,385	$437,299
	2006	$13,135	$396,764	*	$416,603
Michael P. Huseby	2007	*	*	$33,752	$34,154
	2006	*	*	$16,961	$18,603

*	Represents less than $10,000.

(I)	These amounts reflect the incremental cost of the personal use of the aircraft, which is determined as the variable costs incurred by the Company for each particular flight and does not include any costs that would have been incurred by the Company whether or not the personal trip was taken, such as lease and insurance payments, pilot salaries and other overhead costs. These amounts are net of amounts reimbursed to the Company by Messrs. Charles F. Dolan and James L. Dolan in 2006 and Messrs. Charles F. Dolan, James L. Dolan, Ratner and Rutledge in 2007 for personal use of aircraft. See “Related Party Policy and Certain Transactions.” Messrs. Charles F. Dolan, James L. Dolan, Ratner and Rutledge reimbursed the Company for the actual expenses of each specific flight.

(II)	This column includes the following components: (A) free cable television service, high-speed data and voice service; (B) executive home security; and (C) use of the Company’s travel department to arrange for personal travel in 2006.

(8)	This number does not reflect the amount offset against Mr. Huseby’s bonus by the Company for reimbursement of certain relocation expenses.

Proxy Statement 2008 - Cablevision

Grants of Plan-Based Awards

The table below presents information regarding awards granted in 2007 to each named executive officer under the Company’s plans, including estimated possible and future payouts under non-equity incentive plan awards and other restricted stock and stock option awards. There were no performance-based equity awards granted in 2007.

				Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Securities Underlying Options(#)	Exercise or Base Price of Option Awards($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(1)
Name	Year	Grant Date		Threshold($)	Target($)	Maximum($)
Charles F. Dolan	2007	12/19/07	(3)	2,190,000	4,380,000	8,760,000
	2007	12/19/07	(2)		2,800,000	10,000,000
	2007	12/19/07	(4)				99,500			2,383,025
James L. Dolan	2007	3/2/07	(3)	2,235,000	4,470,000	8,940,000
	2007	3/2/07	(2)		3,600,000	10,000,000
	2007	3/2/07	(4)				101,500			2,965,830
Hank J. Ratner	2007	3/2/07	(3)	1,995,000	3,990,000	7,980,000
	2007	3/2/07	(2)		3,000,000	10,000,000
	2007	3/2/07	(4)				90,600			2,647,332
Thomas M. Rutledge	2007	3/2/07	(3)	1,995,000	3,990,000	7,980,000
	2007	3/2/07	(2)		3,000,000	10,000,000
	2007	3/2/07	(4)				90,600			2,647,332
Michael P. Huseby	2007	3/2/07	(3)	585,000	1,170,000	2,340,000
	2007	3/2/07	(2)		765,000	10,000,000
	2007	3/2/07	(4)				26,600			777,252

(1)	This column reflects the full grant date fair value of the restricted stock awards granted to each named executive officer in 2007, as calculated under FAS 123R on the date of grant. The assumptions used by the Company in calculating these amounts are set forth in Note 15 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(2)	This row reflects the possible payouts with respect to grants of annual incentive awards under the Company’s Cash Incentive Plan for performance in 2007. Each named executive officer is assigned a target bonus percentage and amount; there is no threshold amount for annual incentive awards. Under the terms of the awards, each named executive officer is eligible to receive payment of an annual incentive award equal to the lesser of $10 million or two times his bonus target, subject to the Compensation Committee’s discretion to reduce the award. The amounts of annual incentive awards actually paid for performance in 2007 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see “Compensation Discussion and Analysis — Elements of In-Service Compensation — Annual Incentives.”

(3)	This row reflects the future payouts with respect to performance awards that were granted under the Company’s Long-Term Incentive Plan in 2007. Each performance award was granted with a target amount, subject to actual payment based on a sliding scale ranging from zero to two times the target amount. These performance awards will be payable in the first quarter of 2010 if the Company achieves specified performance targets in the year ending December 31, 2009. For more information regarding the terms of these performance awards, please see “Compensation Discussion and Analysis — Elements of In-Service Compensation — Long-Term Incentives — Performance Awards.”

(4)	This row shows the number of shares of restricted stock awarded in 2007. These grants of restricted stock, which were made under the Company’s 2006 Employee Stock Plan, are scheduled to vest in their entirety on March 2, 2010.

Proxy Statement 2008 - Cablevision

Outstanding Equity Awards at Fiscal Year-End

The table below shows (i) each grant of stock options that are still unexercised and outstanding and (ii) the aggregate number of shares of unvested restricted stock outstanding for each named executive officer, in each case as of December 31, 2007.

	Option Awards									Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)		Option Exercise Price($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Charles F. Dolan										307,500	(2)	7,533,750
	83,334						20.78	(3)	6/25/2013
	166,666						10.78	(3)	6/25/2013
	148,800						15.51	(3)	10/1/2014
	74,400						15.51	(3)	10/1/2014
	80,000		40,000	(4)			15.51	(3)	11/8/2015
					60,000	(5)	15.51	(3)	11/8/2015
	88,000		176,000	(6)			20.51		6/5/2016
James L. Dolan										309,500	(7)	7,582,750
	166,666						10.78	(3)	6/25/2013
	74,400						15.51	(3)	10/1/2014
	120,000						10.46	(3)	10/1/2014
	80,000		40,000	(4)			15.51	(3)	11/8/2015
					60,000	(5)	15.51	(3)	11/8/2015
	88,000		176,000	(6)			20.51		6/5/2016
Hank J. Ratner										263,900	(8)	6,465,550
	4,009	(9)(10)					6.88	(3)(10)	5/29/2008
	53,591	(10)					16.78	(3)(10)	8/2/2009
	47,636	(10)(11)					15.57	(3)(10)	5/31/2010
	62,000						15.51	(3)	10/1/2014
	33,333						10.46	(3)	10/1/2014
	33,333		33,333	(12)			15.51	(3)	11/8/2015
					50,000	(5)	15.51	(3)	11/8/2015
	73,334		146,666	(6)			20.51		6/5/2016
Thomas M. Rutledge										263,900	(13)	6,465,550
	62,000						15.51	(3)	10/1/2014
	33,333						10.46	(3)	10/1/2014
	33,333		33,333	(12)			15.51	(3)	11/8/2015
					50,000	(5)	15.51	(3)	11/8/2015
			146,666	(6)			20.51		6/5/2016
Michael P. Huseby										61,300	(14)	1,501,850
	12,400						15.51	(3)	10/1/2014
	3,333						10.46	(3)	10/1/2014
	3,333		3,333	(12)			15.51	(3)	11/8/2015
					10,000	(5)	15.51	(3)	11/8/2015
	14,667		29,333	(6)			20.51		6/5/2016

Proxy Statement 2008 - Cablevision

(1)	Calculated using the closing price of Class A common stock on the New York Stock Exchange on December 31, 2007 of $24.50 per share.

(2)	This reflects (i) a grant of 60,000 shares of restricted stock made on November 8, 2005 that is scheduled to vest on October 1, 2008; (ii) a grant of 60,000 shares of restricted stock made on November 8, 2005 that is scheduled to vest on November 8, 2009; (iii) a grant of 88,000 shares of restricted stock made on June 5, 2006 that is scheduled to vest on June 5, 2009, and (iv) a grant of 99,500 shares of restricted stock made on December 19, 2007 that is scheduled to vest on March 2, 2010.

(3)	As a result of the special dividend paid in April 2006, stock options that had not vested by December 31, 2004 were adjusted to reduce their per share exercise price by the $10.00 amount of the special dividend. The per share exercise price of stock options that had vested by December 31, 2004 was not adjusted and the holders will receive the special dividend amount upon exercise. The table does not reflect any impact of the payment of the special dividend on those options that had vested by December 31, 2004.

(4)	These stock options, which, together with the 80,000 vested stock options, were granted on November 8, 2005, are scheduled to fully vest on November 8, 2008.

(5)	These performance stock options, which were granted on November 8, 2005, are scheduled to vest on November 8, 2008. For more information regarding performance options, please see “Compensation Discussion and Analysis — Elements of In-Service Compensation — Long-Term Incentives — Other Types of Awards.”

(6)	These stock options, which were granted on June 5, 2006, are scheduled to vest in two equal installments on June 5, 2008 and 2009.

(7)	This reflects (i) a grant of 60,000 shares of restricted stock made on October 1, 2004 that are scheduled to vest on October 1, 2008; (ii) a grant of 60,000 shares of restricted stock made on November 8, 2005 that are scheduled to vest on November 8, 2009; (iii) a grant of 88,000 shares of restricted stock made on June 5, 2006 that are scheduled to vest on June 5, 2009, and (iv) a grant of 101,500 shares of restricted stock made on March 2, 2007 that is scheduled to vest on March 2, 2010.

(8)	This reflects (i) a grant of 50,000 shares of restricted stock made on October 1, 2004 that are scheduled to vest on October 1, 2008; (ii) a grant of 50,000 shares of restricted stock made on November 8, 2005 that are scheduled to vest on November 8, 2009; (iii) a grant of 73,300 shares of restricted stock made on June 5, 2006 that are scheduled to vest on June 5, 2009, and (iv) a grant of 90,600 shares of restricted stock made on March 2, 2007 that are scheduled to vest on March 2, 2010.

(9)	This grant includes stock options to purchase 2,024 shares of Class A common stock and 1,985 stock appreciation rights.

(10)	These grants reflect decreases in the exercise price and increases in the number of shares of Class A common stock to be purchased upon exercise as a result of the issuance of the Rainbow Media Group tracking stock in March 2001 and its conversion back into shares of Class A common stock in August 2002.

(11)	This grant includes stock options to purchase 23,818 shares of Class A common stock and 23,818 stock appreciation rights.

(12)	These stock options, which, together with the 3,333 vested stock options, were granted on November 8, 2005, are scheduled to vest in full on November 8, 2008.

Proxy Statement 2008 - Cablevision

(13)	This reflects (i) a grant of 50,000 shares of restricted stock made on October 1, 2004 that are scheduled to vest on October 1, 2008; (ii) a grant of 50,000 shares of restricted stock made on November 8, 2005 that are scheduled to vest on November 8, 2009; (iii) a grant of 73,300 shares of restricted stock made on June 5, 2006 that are scheduled to vest on June 5, 2009 and (vi) a grant of 90,600 shares of restricted stock made on March 2, 2007 that are scheduled to vest on March 2, 2010.

(14)	This reflects (i) a grant of 10,000 shares of restricted stock made on October 1, 2004 that are scheduled to vest on October 1, 2008; (ii) a grant of 10,000 shares of restricted stock made on November 8, 2005 that are scheduled to vest on November 8, 2009; and (iii) a grant of 14,700 shares of restricted stock made on June 5, 2006 that are scheduled to vest on June 5, 2009, and (iv) a grant of 26,600 shares of restricted stock made on March 2, 2007 that are scheduled to vest on March 2, 2010.

Option Exercises and Stock Vested

The table below shows stock option exercises during 2007 and restricted stock awards that vested during 2007.

	Option Exercises			Restricted Stock
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Charles F. Dolan				250,000	8,900,000	(3)(4)
James L. Dolan				250,000	8,900,000	(3)(4)
				365,982	11,023,378	(2)(4)
Hank J. Ratner	66,667	1,676,008		108,732	3,870,859	(3)(4)
	33,334	669,680		150,000	5,340,000	(3)(4)
	50,000	741,000	(4)	191,298	5,761,896	(2)(4)
	100,000	2,482,000
Thomas M. Rutledge	73,334	1,127,144		115,000	4,094,000	(3)(4)
	33,334	669,680		167,462	5,043,955	(2)(4)
	66,667	1,676,008
	38,334	568,110	(4)
	76,666	1,902,850
Michael P. Huseby	3,334	66,480
	6,667	166,608

(1)	Calculated using the closing price (per share) of Class A common stock on the New York Stock Exchange on the date of exercise less the option price per share multiplied by the number of options exercised.

(2)

Calculated using the average of the high and low (per share) of Class A common stock on the New York Stock Exchange on March 9th and 12th (since March 10 th was a non-trading day) less the $0.01 par value paid by the executive officer multiplied by the number of shares vesting.

(3)	Calculated using the average of the high and low (per share) of Class A common stock on the New York Stock Exchange on June 25, 2007 less the $0.01 par value paid by the executive officer multiplied by the number of shares vesting.

(4)	A $10 per share special dividend was associated with this option exercise/restricted stock in addition to the value realized and reflected in the table.

Proxy Statement 2008 - Cablevision

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of our named executive officers, including the number of years of service credited to each named executive officer, under our defined benefit pension plans as of December 31, 2007.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Charles F. Dolan	Cablevision Nonqualified	22	2,522,025
	Supplemental Benefit Plan
	Cablevision CHOICE Cash	10	21,197	21,471
	Balance Retirement Plan
	Cablevision CHOICE	7	1,019,485
	Excess Cash Balance Plan
James L. Dolan	Cablevision CHOICE Cash	10	106,185
	Balance Retirement Plan
	Cablevision CHOICE	7	655,133
	Excess Cash Balance Plan
Hank J. Ratner	Cablevision CHOICE	10	90,242
	Cash Balance Retirement Plan
	Cablevision CHOICE	7	353,850
	Excess Cash Balance Plan
Thomas M. Rutledge	Cablevision CHOICE	6	73,354
	Cash Balance Retirement Plan
	Cablevision CHOICE	6	355,214
	Excess Cash Balance Plan
Michael P. Huseby	Cablevision CHOICE	3	42,832
	Cash Balance Retirement Plan
	Cablevision CHOICE	3	80,271
	Excess Cash Balance Plan

(1)	Years of service are calculated based on elapsed time measured from date of plan participation. Actual elapsed time for each individual as an employee of the Company are as follows: Mr. Charles F. Dolan, 35 years; Mr. James L. Dolan, 29 years; Mr. Ratner, 21 years; Mr. Rutledge, 6 years; Mr. Huseby, 3 years.

(2)	Assumes that each individual will take a lump sum payment of benefits at retirement. The lump sum payment is based on an assumed retirement age of 65 for all individuals other than Mr. Charles F. Dolan. For Mr. Charles F. Dolan, the lump sum payment is based on a December 31, 2007 retirement date. The lump sum payable under the Supplemental Benefit Plan was calculated using an interest rate of 7% and the 1971 Group Annuity mortality table, as required under the terms of the Supplemental Benefit Plan. The lump sum payable under the cash balance plans was determined by crediting the account balances with an assumed interest-crediting rate of 4.70% until age 65. The present value of the accumulated benefits under the Cash Balance Plan and the Excess Cash Balance Plan were calculated using a discount rate of 5.70%. For Mr. Charles F. Dolan, the present value of the accumulated benefits under each of the Cash Balance Plan and the Excess Cash Balance Plan equals the respective December 31, 2007 account balances.

We maintain several benefit plans for our executives. The material terms and conditions are discussed below.

Proxy Statement 2008 - Cablevision

Cash Balance Retirement Plan

The Cablevision CHOICE Cash Balance Retirement Plan is a tax qualified defined benefit plan that generally covers regular full-time and part-time nonunion employees of the Company and certain of its affiliates who have completed one year of service. A notional account is maintained for each participant under the plan, including the named executive officers, which consists of (i) annual allocations made by the Company as of the end of each year on behalf of each participant who has completed 23 weeks of service during the year that range from 3% to 9% of the participant’s compensation, based on the participant’s age, and (ii) monthly interest credits based on the average of the annual rate of interest on the 30-year U.S. Treasury Bonds for the months of September, October and November of the prior year. Compensation includes all direct cash compensation received while a participant as part of the participant’s primary compensation structure (excluding bonuses, fringe benefits, and other compensation that is not received on a regular basis), and before deductions for elective deferrals (in accordance with the Internal Revenue Code limits, the maximum compensation taken into account in determining benefits was limited to $225,000 in 2007).

Vesting terms in effect for 2007 are as follows: a participant’s interest in the cash balance account vests 60% at the end of one year of service, with the balance of the account vesting in equal 10% installments over the next four years; after five years, the participant is fully vested in the cash balance account. A participant’s account will vest in full upon his or her termination due to death, disability or retirement after attaining age 65. Upon retirement or other termination of employment with the Company, the participant may elect a distribution of the vested portion of the cash balance account. Any amounts remaining in the plan will continue to be credited with interest until the account is paid. The normal form of benefit payment for an unmarried participant is a single life annuity and the normal form of benefit payment for a married participant is a 50% joint and survivor annuity. The participant, with spousal consent if applicable, can waive the normal form and elect a single life annuity or a lump sum.

Excess Cash Balance Retirement Plan

The Company’s CHOICE Excess Cash Balance Plan is a non-qualified deferred compensation plan that is intended to provide eligible participants, including each named executive officer, with the portion of their benefit that can not be paid to them under the Cash Balance Plan due to Internal Revenue Code limits on the amount of compensation (as defined in the Cash Balance Plan) that can be taken into account in determining benefits under tax-qualified plans ($225,000 in 2007). The Company maintains a notional excess cash balance account for each eligible participant, and for each calendar year, credits these accounts with the portion of the allocation that could not be made on his behalf under the Cash Balance Plan due to the compensation limitation. In addition, the Company credits each notional excess cash balance account monthly with interest at the same rate used under the Cash Balance Plan. A participant vests in the excess cash balance account according to the same schedule in the

Proxy Statement 2008 - Cablevision

Cash Balance Plan. The excess cash balance account, to the extent vested, is paid in a lump sum to the participant as soon as practicable following his or her retirement or other termination of employment with the Company.

Nonqualified Supplemental Benefit Plan

Mr. Charles F. Dolan is the only named executive officer who participates in the Company’s Nonqualified Supplemental Benefit Plan. The Supplemental Benefit Plan provides actuarially determined pension benefits for certain employees of the Company or its subsidiaries and affiliates who were previously employed by CSSC, L.L.C., successor to Cablevision Systems Services Corporation. (“CSSC”), which is wholly owned by Charles F. Dolan and his spouse, provided management services to Cablevision Company (the Company’s predecessor) and to certain affiliates of the Company. The Supplemental Benefit Plan was designed to provide participants, in combination with certain qualified benefit plans maintained by the Company and certain qualified retirement plans formerly maintained by CSSC, with the same retirement benefits they would have enjoyed had they remained employees of CSSC and continued to participate in the former CSSC qualified plans. In addition to Mr. Charles F. Dolan, there is only one remaining active employee of the Company who accrues benefits under this plan.

The defined benefit feature of the Supplemental Benefit Plan provides that, upon attaining the later of age 65 or the completion of five years of service, a participant will receive an annual benefit equal to the lesser of (i) 75% of his or her average compensation (not including bonuses and overtime) for his or her three most highly compensated years, or (ii) the maximum benefit permitted by the Internal Revenue Code (the maximum in 2007 was $180,000 for employees who retire at age 65), reduced by the amount of any benefits paid to the participant under the qualified defined benefit plan formerly maintained by CSSC as well as benefits under the Cash Balance Plan and Excess Cash Balance Plan. This benefit will be reduced proportionately if the participant retires or otherwise terminates employment before reaching normal retirement age.

Proxy Statement 2008 - Cablevision

Nonqualified Deferred Compensation

The table below shows (i) the contributions made by each named executive officer and the Company in 2007, (ii) aggregate earnings on each named executive officer’s account balance in 2007 and (iii) the account balance of each of our named executive officers under our Excess Savings Plan and the Supplemental Benefit Plan as of December 31, 2007.

Name	Plan Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Charles F. Dolan	Cablevision CHOICE Excess Savings Plan	89,800	43,900	45,110	—	1,101,244
	Cablevision Nonqualified Supplemental Benefit Plan	—	45,000	84,549	—	1,392,824
James L. Dolan	Cablevision CHOICE Excess Savings Plan	104,049	51,425	15,429	—	436,813
Hank J. Ratner	Cablevision CHOICE Excess Savings Plan	76,212	38,106	25,419	—	647,229
Thomas M. Rutledge	Cablevision CHOICE Excess Savings Plan	76,212	38,106	15,467	—	421,011
Michael P. Huseby	Cablevision CHOICE Excess Savings Plan	—	—	—	—	—

(1)	These amounts represent a portion of the executives’ salaries, which are included in the numbers reported in the “Salary” column of the Summary Compensation Table, that the executives contributed to the respective plans.

(2)	These amounts are reported in the “All Other Compensation” column of the Summary Compensation Table.

(3)	These amounts are not reported in the “All Other Compensation” column of the Summary Compensation Table.

The Cablevision CHOICE Excess Savings Plan is a non-qualified deferred compensation plan that operates in conjunction with the Company’s tax-qualified 401(k) Plan. An employee is eligible to participate in the Excess Savings Plan for a calendar year if his compensation (as defined in the Cash Balance Plan described above) in the preceding year exceeded (or would have exceeded, if the employee had been employed for the entire year) the IRS limit on the amount of compensation that can be taken into account in determining contributions under tax-qualified retirement plans ($225,000 in 2007) and he makes an election to participate prior to the beginning of the year. An eligible employee whose contributions to the 401(k) Plan are limited as a result of this compensation limit or as a result of reaching the maximum 401(k) deferral limit ($15,500 or $20,500 if 50 or over, for 2007) can continue to make pre-tax contributions under the Excess Savings Plan of up to 6% of his eligible pay. In addition, the Company will make matching contributions of up to 50% of the first 6% of eligible pay

Proxy Statement 2008 - Cablevision

contributed by the employee. A participant is always fully vested in his own contributions and vests in the Company matching contributions over five years (subject to full vesting upon death, disability or retirement after attaining age 65). Account balances under the Excess Savings Plan are credited monthly with the rate of return earned by the Stable Value Fund offered as an investment alternative under the 401(k) Plan. Distributions are made in a lump sum as soon as practicable after the participant’s termination of employment with the Company.

In addition to providing defined pension benefits, the Company’s Supplemental Benefit Plan has a defined contribution feature. Under this provision, the Company maintains notional supplemental accounts for each participant, and for each calendar year, the Company makes an allocation to these notional accounts in an amount equal to the lesser of 10% of a participant’s eligible plan compensation (as limited by the IRS maximum compensation limitation) and the IRS maximum defined contribution allocation ($45,000 for 2007). The participants can direct the allocation of their notional accounts among approximately 20 investment options, which consist of mutual funds and separate accounts.

Employment Agreements

Charles F. Dolan

Charles F. Dolan has an employment agreement with the Company dated as of January 27, 1986 that automatically renews for successive one-year terms unless terminated by either party at least three months prior to the end of the then existing term. His agreement has been automatically extended until January 2009. The agreement provides for annual compensation of not less than $400,000 per year, subject to increase by the Company’s Compensation Committee. Mr. Dolan’s annual salary for 2008 is $1,600,000 and his bonus target is 175%.

Mr. Charles F. Dolan’s employment agreement does not provide for any post-employment benefits in the event of the termination of his employment by him or the Company. In the event of Mr. Dolan’s death, his agreement provides for payment to his estate of an amount equal to the greater of one year’s base salary or one-half of the compensation that would have been payable to Mr. Dolan during the remaining term of his agreement. If Mr. Dolan is incapacitated for more than six consecutive months of disability such that he cannot return to employment and discharge his duties under his employment agreement, his agreement provides that the Company may terminate him for incapacity but Mr. Dolan will be entitled to receive his base salary and other employee benefits (including medical insurance) until the end of the remaining term of his agreement. Mr. Dolan’s employment agreement does not provide for any benefits in the event of retirement, a change in control or a going private transaction.

Proxy Statement 2008 - Cablevision

James L. Dolan

In April 2003, the Company entered into an employment agreement with James L. Dolan for a term that has been automatically extended to December 31, 2010. His employment agreement is no longer automatically extendable. Under the agreement, Mr. Dolan is to receive an annual salary of not less than $1,600,000, subject to annual review and increase in the Compensation Committee’s discretion. Mr. Dolan is also entitled to an annual bonus established in the discretion of the Compensation Committee with a target of 150% of his annual base salary and a possible range of up to two times his target bonus. Mr. Dolan’s annual salary for 2008 is $1,800,000 and his bonus target is 200% of his annual base salary. Mr. Dolan’s annual salary may not be reduced during the term of the agreement. The employment agreement contemplates that Mr. Dolan will continue to be nominated as a director of the Company during the term of the agreement. Under the agreement, Mr. Dolan continues to be eligible to participate in all employee benefits and other incentives on the same basis as senior management of the Company.

Mr. James L. Dolan’s employment agreement provides severance benefits if Mr. Dolan’s employment is terminated (a) by the Company (other than for Cause, as defined in the next paragraph) or (b) by him for Good Reason (as defined in the next paragraph) or during the thirteenth month following a Change in Control (as defined below under “— Award Agreements”) of the Company. These benefits consist of (1) the payment of (A) an amount, in the discretion of the Compensation Committee, of not less than $40,000 plus (B) three times the sum of Mr. Dolan’s annual base salary and his annual target bonus as in effect at that time; (2) the payment of premiums on his existing whole life insurance policies until they are paid in full or the cash value of each policy is sufficient to fund the remaining premiums payable; (3) full vesting of all of Mr. Dolan’s outstanding incentive and/or performance grants and awards and the elimination of all restrictions on any outstanding restricted stock awards; (4) the immediate vesting of any outstanding stock options and conjunctive rights awards and continuation of the right to exercise those options and awards through the remainder of their term; and (5) the right to enter into a four-year consulting agreement with the Company providing minimum annual payments of $1 million. All payments would be conditioned on Mr. Dolan executing a severance agreement with the Company, including a general release and covenants with respect to non-competition, non-solicitation of employees and confidentiality.

For purposes of his employment agreement, Cause is defined as (1) fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or one of its affiliates or (2) commission of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere or imposition of probation for any felony or other crime involving moral turpitude, in each case as determined by the Compensation Committee. For purposes of his employment agreement, termination for Good Reason may occur if: (1) without the executive’s consent, either (A) his base salary, annual target bonus or title is reduced, (B) the Company requires

Proxy Statement 2008 - Cablevision

that his principal office be located outside of Nassau County or Manhattan, (C) the Company materially breaches its obligations to the executive under the employment agreement, (D) the executive remains employed by the Company but does not retain his specific position with the Company, (E) he reports directly to someone other than the Chairman of the Board of Directors or (F) his responsibilities are materially diminished; (2) he gives written notice to the Company that he does not consent to such action; (3) the Company does not correct such action within 15 days of receiving the executive’s notice; and (4) he voluntarily terminates his employment within 90 days of such action.

In the event of Mr. Dolan’s death or physical or mental disability, his employment agreement provides for (1) the payment to him or his estate of all of his outstanding bonus, restricted stock and deferred compensation awards, (2) the right to receive payment of all outstanding performance awards at the time, if any, that such awards are earned (as if he had remained employed with the Company through that date) and (3) the right to exercise all of his stock options and stock appreciation rights for the greater of the remainder of the term of the employment agreement or one year and the elimination of all restrictions on his restricted stock. If Mr. Dolan is no longer employed by the Company for any reason other than for Cause, he will be deemed retired and will have three years to exercise outstanding stock options and other conjunctive rights unless another provision of his employment agreement provides for a longer exercise period. Mr. Dolan’s employment agreement does not provide for any severance benefits in the event of retirement or a going private transaction.

Mr. Dolan’s employment agreement restricts him from competing with the Company or from hiring any of its employees during his employment and for one year after termination of his employment. He is also required to maintain the confidentiality of Company information.

Hank J. Ratner

In June 2003, the Company entered into an employment agreement with Hank J. Ratner for a term that has been automatically extended to December 31, 2009. His employment agreement is no longer automatically extendable. Under the agreement, Mr. Ratner is to receive an annual salary of not less than $1,200,000, subject to annual review and increase in the Compensation Committee’s discretion. Mr. Ratner is also entitled to an annual bonus established in the discretion of the Company’s Compensation Committee with a target of 125% of his annual base salary and a possible range of up to two times his target bonus. Mr. Ratner’s annual salary for 2008 is $1,575,000 and his bonus target is 200% of his annual base salary. Mr. Ratner’s annual salary may not be reduced during the term of the agreement. Under the agreement, Mr. Ratner continues to be eligible to participate in all employee benefits and other incentives on the same basis as senior management of the Company.

Mr. Ratner’s employment agreement provides severance benefits if Mr. Ratner’s employment is terminated (a) by the Company (other than for Cause, as defined above under “— James L. Dolan”) or (b) by him for Good Reason (as defined below) or during the thirteenth month following a Change in Control (as defined below under “— Award Agreements”) of the

Proxy Statement 2008 - Cablevision

Company. These benefits consist of (1) the payment of an amount of not less than 2.99 times the sum of Mr. Ratner’s annual base salary and his annual target bonus as in effect at that time; (2) the payment of premiums on his existing whole life insurance policies until they are paid in full or the cash value of each policy is sufficient to fund the remaining premiums payable; (3) full vesting of all of Mr. Ratner’s outstanding incentive and/or performance grants and awards and the elimination of all restrictions on any outstanding restricted stock awards; (4) the immediate vesting of any outstanding stock options and conjunctive rights awards and continuation of the right to exercise those options and awards through the remainder of their terms; and (5) the right to enter into a three-year consulting agreement with the Company providing minimum annual payments of $600,000. All payments would be conditioned on Mr. Ratner executing a severance agreement with the Company, including a general release and covenants with respect to non-competition, non-solicitation of employees and confidentiality.

For purposes of his employment agreement, termination for Good Reason is defined as: (x) if the executive and the Company have not extended the employment agreement and he elects to terminate his full time employment at the end of the term or (y) if (1) without the executive’s consent, either (A) his base salary, annual target bonus or title is reduced, (B) the Company requires that his principal office be located outside of Nassau County or Manhattan, (C) the Company materially breaches its obligations to the executive under the employment agreement, (D) the executive remains employed by the Company but does not retain his specific position with the Company, (E) he reports directly to someone other than the Chairman of the Board of Directors or the Chief Executive Officer or (F) his responsibilities are materially diminished; (2) he gives written notice to the Company that he does not consent to such action; (3) the Company does not correct such action within 15 days of receiving the executive’s notice; and (4) he voluntarily terminates his employment within 90 days of such action.

In the event of Mr. Ratner’s death or physical or mental disability, his employment agreement provides for (1) the payment to him or his estate of all of his outstanding bonus, restricted stock and deferred compensation awards, (2) the right to receive payment of all outstanding performance awards at the time, if any, that such awards are earned (as if he had remained employed with the Company through that date) and (3) the right to exercise all of his stock options and stock appreciation rights for the greater of the remainder of the term of the employment agreement or one year and the elimination of all restrictions on his restricted stock. In addition, if Mr. Ratner’s employment is terminated (other than for Cause, as defined) prior to December 31 of any year, he shall receive a prorated bonus for the portion of the year he worked for the Company. If he is no longer employed by the Company for any reason other than for Cause, he will be deemed retired and will have three years to exercise outstanding stock options and other conjunctive rights unless another provision of his employment agreement provides for a longer exercise period. Mr. Ratner’s employment agreement does not provide for any severance benefits in the event of retirement or a going private transaction.

Proxy Statement 2008 - Cablevision

Mr. Ratner’s employment agreement restricts him from competing with the Company or from hiring any of its employees during his employment and for one year after termination of his employment. He is also required to maintain the confidentiality of Company information.

Thomas M. Rutledge

In June 2003, the Company entered into an employment agreement with Thomas M. Rutledge for a term that has been automatically extended to December 31, 2009. His employment agreement is no longer automatically extendable. Under the agreement, Mr. Rutledge is to receive an annual salary of not less than $1,100,000, subject to annual review and increase in the Compensation Committee’s discretion. Mr. Rutledge is also entitled to an annual bonus established in the discretion of the Company’s Compensation Committee with a target of 105% of his annual base salary and a possible range of up to two times his target bonus. Mr. Rutledge’s annual salary for 2008 is $1,575,000 and his bonus target is 200% of his annual base salary. Mr. Rutledge’s annual salary may not be reduced during the term of the agreement. Under the agreement, Mr. Rutledge continues to be eligible to participate in all employee benefits and other incentives on the same basis as senior management of the Company.

Mr. Rutledge’s employment agreement provides benefits if Mr. Rutledge’s employment is terminated (a) by the Company (other than for Cause, as defined above under “— James L. Dolan”) or (b) by him for Good Reason (as defined as defined above under “— Hank J. Ratner”) or during the thirteenth month following a Change in Control (as defined below under “— Award Agreements”) of the Company. These benefits consist of: (1) the payment of an amount of not less than 2.99 times the sum of Mr. Rutledge’s annual base salary and his annual target bonus as in effect at that time; (2) full vesting of Mr. Rutledge’s outstanding incentive and/or performance grants and awards and the elimination of all restrictions on any outstanding restricted stock awards; (3) immediate vesting of any outstanding stock options and conjunctive rights awards and continuation of the right to exercise those options and awards through the remainder of their terms; and (4) the right to enter into a three-year consulting agreement with the Company providing minimum annual payments of $550,000. All payments would be conditioned on Mr. Rutledge executing a severance agreement with the Company, including a general release and covenants with respect to non-competition, non-solicitation of employees and confidentiality.

In the event of Mr. Rutledge’s death or physical or mental disability, his employment agreement provides for (1) the payment to him or his estate of all of his outstanding bonus, restricted stock and deferred compensation awards, (2) the right to receive payment of all outstanding performance awards at the time, if any, that such awards are earned (as if he had remained employed with the Company through that date) and (3) the right to exercise all of his stock options and stock appreciation rights for the greater of the remainder of the term of the employment agreement or one year and the elimination of all restrictions on his restricted stock. In addition, if Mr. Rutledge’s employment is terminated (other than for Cause, as

Proxy Statement 2008 - Cablevision

defined) prior to December 31 of any year, he shall receive a prorated bonus for the portion of the year he worked for the Company. If he is no longer employed by the Company for any reason other than for Cause, he will be deemed retired and will have three years to exercise outstanding stock options and other conjunctive rights unless another provision of his employment agreement provides for a longer exercise period. Mr. Rutledge’s employment agreement does not provide for any benefits in the event of retirement or a going private transaction.

Mr. Rutledge’s employment agreement restricts him from competing with the Company or from hiring any of its employees during his employment and for one year after termination of his employment. He is also required to maintain the confidentiality of Company information.

Michael P. Huseby

In April 2006, the Company entered into an employment agreement with Michael P. Huseby that is for a term through March 1, 2009. Under the agreement, Mr. Huseby is entitled to receive an annual salary of not less than $800,000 and an annual bonus established in the discretion of the Compensation Committee with a target of 80% of his annual base salary and a possible range of up to two times his target bonus. Mr. Huseby’s annual salary for 2008 is $950,000 and his bonus target is 90% of his annual base salary. Mr. Huseby’s annual salary and target bonus (as each may be increased from time to time in the discretion of the Compensation Committee) may not be reduced during the term of the agreement. In addition, under the agreement, if Mr. Huseby purchased a primary residence on Long Island before the end of 2006 (which he did in June 2006), the Company agreed to reimburse him for certain out-of-pocket carrying costs he may incur with respect to his existing home in Denver, Colorado until he is able to sell his Denver home (which he did in April 2007). Any such reimbursement will be limited to a maximum of $10,000 per month for a maximum of twelve months and will result in an equal reduction in any future annual bonuses he might otherwise receive from the Company, if any. Under the agreement, Mr. Huseby continues to be eligible to participate in all employee benefits and long-term equity and other incentives on the same basis as similarly situated executives, all subject to the discretion of the Compensation Committee.

Under his employment agreement, Mr. Huseby will be entitled to severance benefits if his employment is terminated (a) by the Company (other than for Cause) or (b) by him for Good Reason. For purposes of his employment agreement, Cause is defined as (1) fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or one of its affiliates or (2) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere or imposition of probation for any felony or other crime involving moral turpitude, in each case as determined by the Compensation Committee. Mr. Huseby can terminate his agreement for Good Reason if: (1) without his consent, either (A) his base salary or annual target bonus is reduced, (B) he is no longer the Chief Financial Officer of the Company or (C) he reports directly to someone

Proxy Statement 2008 - Cablevision

other than the Chairman, the Chief Executive Officer, the President or the Vice Chairman of the Company; (2) he gives written notice to the Company that he does not consent to such action; (3) the Company does not correct such action within 30 days of receiving Mr. Huseby’s notice; and (4) he voluntarily terminates his employment within 90 days of such action.

Mr. Huseby’s severance benefits would consist of the payment of the sum of (1) an amount not less than two times the sum of his annual base salary and his annual target bonus as in effect at the time of termination, 60% of which amount would be payable on the six month anniversary of the employment termination date and the remaining 40% payable on the twelve month anniversary of the employment termination date and (2) a prorated bonus for the portion of the year he worked for the Company in the year of termination (paid to him if and when such bonuses are generally paid to similarly situated employees in the discretion of the Compensation Committee). All payments would be conditioned on Mr. Huseby executing a severance agreement with the Company, including a general release and covenants with respect to non-competition, non-solicitation of employees and confidentiality. Mr. Huseby’s employment agreement does not provide for any severance benefits in the event of retirement, death, disability or a change in control or going private transaction.

Amendments

In March 2005, the Company amended the employment agreements of each of Messrs. James L. Dolan, Ratner and Rutledge to address a recently enacted change in the Internal Revenue Code that would result in the imposition of an additional tax on the employee as a result of payment under the agreements. The amendment addresses this tax law change by delaying any severance payment by up to six months and, if such delay occurs, requiring payment into a “rabbi trust” for the benefit of the affected employee. The amendment does not change the amount of the payments under these employment agreements.

Termination and Severance

As described in “Compensation Discussion and Analysis — Post-Termination Compensation”, payments may be made to employees upon the termination of their employment with the Company depending upon the circumstances of their termination, which include termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or following a going-private transaction.

Generally, for the named executive officers, their employment agreements address some of these circumstances. For a description of termination provisions in the employment agreements, see “— Employment Agreements” above. In addition, the award agreements for the long-term incentives also address some of these circumstances. If an employment agreement provides for the treatment of any award upon the termination of employment, the terms of any applicable award agreements will not supersede the terms of the employment agreement.

Proxy Statement 2008 - Cablevision

Award Agreements

Under the applicable award agreements, vesting of restricted stock, stock options and stock appreciation rights granted to employees, including the named executive officers, may be affected upon a “change of control” of the Company or a going private transaction (as defined in Rule 13e-3 of the Securities Exchange Act of 1934). A “change of control” is defined as the acquisition by any person or group, other than Charles F. Dolan or members of his immediate family (or trusts for the benefit of Charles F. Dolan or his immediate family) or any employee benefit plan sponsored or maintained by the Company, of (1) the power to direct the management of substantially all of the cable television systems then owned by the Company in the New York City metropolitan area, or (2) after any fiscal year of the Company in which the Company’s cable television systems in the New York City metropolitan area contributed in the aggregate less than a majority of the net revenues of the Company and its consolidated subsidiaries, the power to direct the management of the Company or substantially all of its assets. Upon a change in control, as defined, the restricted stock, stock options and stock appreciation rights may be converted into either a right to receive an amount of cash based upon the highest price per share of the Company’s Class A common stock paid in the transaction resulting in the change of control, or, as long as the surviving entity is a public company, into a corresponding award with equivalent profit potential in the surviving entity, at the election of the Compensation Committee. Upon a going private transaction, the restricted stock, stock options and stock appreciation rights would be converted into a right to receive an amount of cash based upon the highest price per share of the Company’s Class A common stock paid in the transaction. Following the change of control or going private transaction, the award of restricted stock, stock options or stock appreciation rights will become payable on the earlier to occur of (1) the date on which the award was originally scheduled to vest or (2) the date on which the recipient’s employment with the Company or the surviving entity is terminated (A) by the Company or the surviving entity other than for cause or (B) by the recipient for good reason, if such termination occurs within three years after the change of control or going private transaction, or by the recipient for any reason if such termination occurs at least six months, but not more than nine months, after completion of the change of control or going private transaction. In addition, the amount payable under the award agreement will include interest from the date of the change of control or going private transaction.

Under the applicable award agreements, vesting of restricted stock, stock options and stock appreciation rights granted to employees, including the named executive officers, may be accelerated in certain other circumstances. Under stock option or stock appreciation rights award agreements, upon termination for cause, the entire award is forfeited. Upon termination by the Company without cause, termination by the employee, death, disability or retirement, the unvested portion of the award is forfeited; provided, however, that only with respect to stock options granted in 2006, upon death, the entire award is immediately vested. Depending on the type of termination, the time to exercise the vested portion varies from 180 days to three years. In no event is this period later than the expiration date, except in the case of death,

Proxy Statement 2008 - Cablevision

in which the time to exercise may be extended for one year after the expiration date. Under restricted stock award agreements, upon any termination for any reason prior to the third anniversary of the grant date other than death or change of control or going private transaction, the entire award is forfeited; upon death, the entire award is immediately vested. Under the applicable award agreements for performance awards, upon termination for cause, the entire award is forfeited. Under the applicable award agreements for all performance awards, upon a change in control, the entire award vests and is immediately payable, regardless of the performance objectives. Under subsequent performance award agreements, upon any termination for any reason prior to the payment date other than death, the entire award is forfeited. Upon death before the end of the performance period, a pro rata portion of the award will vest and be immediately payable; upon death after the end of the performance period but prior to the payment date, the entire award will be payable upon the payment date. In the event of a going private transaction, the entire award vests and is immediately payable, regardless of the performance objectives.

Under the applicable award agreements for deferred compensation awards, upon termination for cause, the entire award is forfeited. Upon death or disability, the then-current award amount outstanding on that date is immediately payable. Upon termination without cause, termination by the employee or retirement prior to the second anniversary of the grant date, the entire award is forfeited. Upon termination without cause, termination by the employee or retirement after the second anniversary of the grant date, the then-current award amount outstanding on the date of termination vests on a pro rata basis and the pro rata portion is payable (adjusted, if applicable, for any amount that may have been paid out on the fifth anniversary of the date of grant). Upon a change in control, the entire award vests and is immediately payable. The award agreements for deferred compensation do not provide for any special benefits in the event of a going private transaction.

Under the applicable award agreements for the performance retention award, upon termination for cause, the entire award is forfeited. Upon death, the entire award vests and is immediately payable, regardless of the performance objective. Upon disability, the award will continue to vest during the term of the disability. Upon termination without cause, termination by the employee or retirement prior to the fourth anniversary of the grant date, the entire award is forfeited. Upon termination without cause, termination by the employee or retirement after the fourth anniversary of the grant date, the award vests on a pro rata basis and the pro rata portion will be payable (subject to the Compensation Committee’s discretion) if the performance objective is achieved. Upon a change in control, the entire award vests and is immediately payable. The award agreements for performance retention awards do not provide for any special benefits in the event of a going private transaction.

Proxy Statement 2008 - Cablevision

Quantification of Termination and Severance

The following tables set forth a quantification of estimated severance and other benefits payable to the named executive officers under various circumstances regarding the termination of their employment. In calculating these severance and other payments, we have taken into consideration or otherwise assumed the following:

•	Termination of employment occurred after the close of business on December 31, 2007.

•	We have valued equity awards using the closing market price of Class A common stock on the New York Stock Exchange on December 29, 2007, the last trading day of the year, of $24.50.

•	We have valued stock options at their intrinsic value, equal to the difference between $24.50 and the per share exercise price, multiplied by the number of shares underlying the stock options.

•	Where applicable, we have included in the calculation of the value of equity awards the payment of the special dividend of $10 per share.

•

In the event of termination of employment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable named executive officer’s employment agreement and the applicability of Section 409A. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.

•	We have assumed that all performance metrics for performance-based awards are achieved (but not exceeded).

•	We have not offset against payment of the performance retention awards upon termination the amount of the loans against these awards that would become due upon their payment.

Proxy Statement 2008 - Cablevision

Benefits Payable As a Result of Voluntary Termination of Employment by Employee*

Elements	Charles F. Dolan		James L. Dolan		Hank J. Ratner		Thomas M. Rutledge		Michael P. Huseby
Severance	—		—		—		—		—
Most recent bonus	—		—		$3,588,461		$3,588,461		—
Unvested restricted stock	—		—		—		—		—
Unvested stock options	—		—		—		—		—
Unvested performance options	$359,600	(1)	$359,600	(1)	$299,667	(5)	$299,667	(5)	$59,933	(6)
Performance awards	$3,000,000	(2)	$3,000,000	(2)	$2,000,000	(2)	$2,000,000	(2)	$750,000	(2)
Performance retention award	—		—		—		$2,535,714	(4)	—
Deferred compensation award	$487,466	(3)	$487,466	(3)	$487,466	(3)	$487,466	(3)	$487,466	(3)
Consulting arrangements	—		—		—		—		—
Health insurance benefits	—		—		—		—		—
Executive life insurance premiums	—		—		—		—		—

*	The amounts in this table do not include any payments or awards which were vested at December 31, 2007 or any pension or other vested retirement benefits, other than the 2005 three-year performance award.

(1)	Represents vesting of a pro rata portion (40,000) of his performance options; all of his other unvested stock options would be forfeited.

(2)	Represents the full value of his 2005 three-year performance award; his other performance awards would be forfeited.

(3)	Represents a pro rata share of the then-current award amount of his deferred compensation award at December 31, 2007.

(4)	Represents a pro rata share of his performance retention award.

(5)	Represents vesting of a pro rata portion (33,333) of his performance options; all of his other unvested stock options would be forfeited.

(6)	Represents vesting of a pro rata portion (6,667) of his performance options; all of his other unvested stock options would be forfeited.

Proxy Statement 2008 - Cablevision

Benefits Payable As a Result of Termination of Employment Due to Retirement *

Elements	Charles F. Dolan		James L. Dolan		Hank J. Ratner		Thomas M. Rutledge		Michael P. Huseby
Severance	—		—		—		—		—
Most recent bonus	—		—		$3,588,461		$3,588,461		—
Unvested restricted stock	—		—		—		—		—
Unvested stock options	—		—		—		—		—
Unvested performance options	$359,600	(1)	$359,600	(1)	$299,667	(5)	$299,667	(5)	$59,933	(6)
Performance awards	$3,000,000	(2)	$3,000,000	(2)	$2,000,000	(2)	$2,000,000	(2)	$750,000	(2)
Performance retention award	—		—		—		$2,535,714	(4)	—
Deferred compensation award	$487,466	(3)	$487,466	(3)	$487,466	(3)	$487,466	(3)	$487,466	(3)
Consulting arrangements	—		—		—		—		—
Health insurance benefits	—		—		—		—		—
Executive life insurance premiums	—		—		—		—		—

*	The amounts in this table do not include any payments or awards which were vested at December 31, 2007 or any pension or other vested retirement benefits, other than the 2005 three-year performance award.

(1)	Represents vesting of a pro rata portion (40,000) of his performance options; all of his other unvested stock options would be forfeited.

(2)	Represents the full value of his 2005 three-year performance award; his other performance awards would be forfeited.

(3)	Represents a pro rata share of the then-current award amount of his deferred compensation award at December 31, 2007.

(4)	Represents a pro rata share of his performance retention award.

(5)	Represents vesting of a pro rata portion (33,333) of his performance options; all of his other unvested stock options would be forfeited.

(6)	Represents vesting of a pro rata portion (6,667) of his performance options; all of his other unvested stock options would be forfeited.

Benefits Payable As a Result of Termination of Employment by the Company for Cause

In the event of termination by the Company for cause, none of the named executive officers is entitled to any payments.

Proxy Statement 2008 - Cablevision

Benefits Payable As a Result of Termination of Employment by the Company Without Cause *

Elements	Charles F. Dolan	James L. Dolan	Hank J. Ratner	Thomas M. Rutledge	Michael P. Huseby
Severance	—	$16,240,000(5)	$13,455,000(9)	$13,455,000(9)	$3,230,000(12)
Most recent bonus	—	—	$3,588,461	$3,588,461	$917,000(13)
Unvested restricted stock	$1,552,500(1)	$8,782,750	$7,465,550	$7,465,550	$258,750(14)
Unvested stock options	—	$1,061,840	$884,861	$884,861	—
Unvested performance options	$359,600(2)	$539,400	$449,500	$449,500	$59,933(15)
Performance awards	$3,000,000(3)	$9,870,000(6)	$7,590,000(6)	$7,590,000(6)	$750,000(3)
Performance retention award	—	—	—	$3,000,000	—
Deferred compensation award	$487,466(4)	$1,049,927(7)	$1,049,927(7)	$1,049,927(7)	$487,466(4)
Consulting arrangements	—	$3,629,895(8)	$1,665,055(10)	$1,526,300(11)	—
Health insurance benefits	—	—	—	—	—
Executive life insurance premiums	—	$37,705	$9,248	—	—

*	The amounts in this table do not include any payments or awards which were vested at December 31, 2007 or any pension or other vested retirement benefits, other than the 2005 three-year performance award.

(1)	Represents vesting of a pro rata portion (45,000) of certain shares of restricted stock granted prior to 2006; all other unvested shares of restricted stock would be forfeited.

(2)	Represents vesting of a pro rata portion (40,000) of his performance options; all of his other unvested stock options would be forfeited.

(3)	Represents the full value of his 2005 three-year performance award; his other performance awards would be forfeited.

(4)	Represents a pro rata share of the then-current award amount of his deferred compensation award at December 31, 2007.

(5)	Represents severance equal to $40,000 plus three times the sum of his salary and target bonus.

(6)	Represents the full value of his 2005, 2006 and 2007 Performance Awards.

(7)	Represents the full value of the then current deferred compensation award at December 31, 2007.

(8)	Represents the present value, based on a 4% discount rate, of a four-year consulting agreement with the Company that provides for the payment of at least $1 million each year.

(9)	Represents severance equal to 2.99 times the sum of his salary and target bonus.

(10)	Represents the present value, based on a 4% discount rate, of a three-year consulting agreement with the Company that provides for the payment of at least $600,000 each year.

Proxy Statement 2008 - Cablevision

(11)	Represents the present value, based on a 4% discount rate, of a three-year consulting agreement with the Company that provides for the payment of at least $550,000 each year.

(12)	Represents severance equal to two times the sum of his salary and target bonus.

(13)	This numbers does not reflect the amount offset against Mr. Huseby’s bonus by the Company for reimbursement of certain relocation expenses.

(14)	Represents vesting of a pro rata portion (7,500) of certain shares of restricted stock granted prior to 2006; all other unvested shares of restricted stock would be forfeited.

(15)	Represents vesting of a pro rata portion (6,667) of his performance options; all of his other unvested stock options would be forfeited.

Benefits Payable As a Result of Termination of Employment by Employee For Good Reason*

Elements	Charles F. Dolan	James L. Dolan	Hank J. Ratner	Thomas M. Rutledge	Michael P. Huseby
Severance	—	$16,240,000(4)	$13,455,000(8)	$13,455,000(8)	$3,230,000(11)
Most recent bonus	—	—	$3,588,461	$3,588,461	$917,000(12)
Unvested restricted stock	—	$8,782,750	$7,465,550	$7,465,550	—
Unvested stock options	—	$1,061,840	$884,861	$884,861	—
Unvested performance options	$359,600(1)	$539,400	$449,500	$449,500	$59,933(13)
Performance awards	$3,000,000(2)	$9,870,000(5)	$7,590,000	$7,590,000	$750,000(2)
Performance retention award	—	—	—	$3,000,000	—
Deferred compensation award	$487,466(3)	$1,049,927(6)	$1,049,927	$1,049,927	$487,466(3)
Consulting arrangements	—	$3,629,895(7)	$1,665,055(9)	$1,526,300(10)	—
Health insurance benefits	—	—	—	—	—
Executive life insurance premiums	—	$37,705	$9,248	—	—

*	The amounts in this table do not include any payments or awards which were vested at December 31, 2007 or any pension or other vested retirement benefits, other than the 2005 three-year performance award.

(1)	Represents vesting of a pro rata portion (40,000) of his performance options; all of his other unvested stock options would be forfeited.

(2)	Represents the full value of his 2005 three-year performance award; his other performance awards would be forfeited.

(3)	Represents a pro rata share of the then-current award amount of his deferred compensation award at December 31, 2007.

(4)	Represents severance equal to $40,000 plus three times the sum of his salary and target bonus.

Proxy Statement 2008 - Cablevision

(5)	Represents the full value of his 2005, 2006 and 2007 Performance Awards.

(6)	Represents the full value of the then current deferred compensation award amount as of December 31, 2007.

(7)	Represents the present value, based on a 4% discount rate, of a four-year consulting agreement with the Company that provides for the payment of at least $1 million each year.

(8)	Represents severance equal to 2.99 times the sum of his salary and target bonus.

(9)	Represents the present value, based on a 4% discount rate, of a three-year consulting agreement with the Company that provides for the payment of at least $600,000 each year.

(10)	Represents the present value, based on a 4% discount rate, of a three-year consulting agreement with the Company that provides for the payment of at least $550,000 each year.

(11)	Represents severance equal to two times the sum of his salary and target bonus.

(12)	This numbers does not reflect the amount offset against Mr. Huseby’s bonus by the Company for reimbursement of certain relocation expenses.

(13)	Represents vesting of a pro rata portion (6,667) of his performance options.

Benefits Payable As a Result of Termination of Employment Due to Death*

Elements	Charles F. Dolan		James L. Dolan	Hank J. Ratner	Thomas M. Rutledge	Michael P. Huseby
Severance	$1,600,000	(1)	—	—	—	—
Most recent bonus	—		—	$3,588,461	$3,588,461	—
Unvested restricted stock	$7,396,875	(2)	$8,782,750	$7,465,550	$7,465,550	$1,479,038	(6)
Unvested stock options	$702,240	(3)	$1,061,840	$884,861	$884,861	$117,039	(7)
Unvested performance options	$359,600	(4)	$539,400	$449,500	$449,500	$59,933	(8)
Performance awards	$6,060,000	(5)	$9,870,000	$7,590,000	$7,590,000	$1,606,667	(5)
Performance retention award	—		—	—	$3,000,000	—
Deferred compensation award	$1,049,927		$1,049,927	$1,049,927	$1,049,927	$1,049,927
Consulting arrangements	—		—	—	—	—
Health insurance benefits	—		—	—	—	—
Executive life insurance premiums	—		—	—	—	—

*	The amounts in this table do not include any payments or awards which were vested at December 31, 2007 or any pension or other vested retirement benefits, other than the 2005 three-year performance award.
(1)	Represents one year of base salary.

(2)	Represents full vesting of the 2006 and 2007 grants of 88,000 and 99,500 shares of restricted stock with a value of $2,156,000 and $2,437,750, respectively, and vesting of a pro rata portion (81,250 shares) of all other grants of restricted stock with a value of $2,803,125; all other unvested shares of restricted stock would be forfeited.

Proxy Statement 2008 - Cablevision

(3)	Represents vesting of a pro rata portion (176,000) of the 2006 grant of stock options; all of his other unvested stock options would be forfeited.

(4)	Represents vesting of a pro rata portion (40,000) of his performance options; all of his other unvested performance options would be forfeited.

(5)	Represents full vesting of his 2005 three-year performance award, a pro rata portion of his 2006 performance award and a pro rata portion of his 2007 performance award.

(6)	Represents full vesting of the 2006 and 2007 grants of 14,700 and 26,600 shares of restricted stock, respectively, with an aggregate value of $1,011,850 and vesting of a pro rata portion (13,542 shares) of all other grants of restricted stock with a value of $467,188; all other unvested shares of restricted stock would be forfeited.

(7)	Represents pro rata vesting of the 2006 grant of 29,333 stock options; all of his other unvested stock options would be forfeited.

(8)	Represents vesting of a pro rata portion (6,667) of his performance options; all of his other unvested performance options would be forfeited.

Proxy Statement 2008 - Cablevision

Benefits Payable As a Result of Termination of Employment Due to Disability*

Elements	Charles F. Dolan		James L. Dolan	Hank J. Ratner	Thomas M. Rutledge	Michael P. Huseby
Severance	$1,600,000	(1)	—	—	—	—
Most recent bonus	—		—	$3,588,461	$3,588,461	—
Unvested restricted stock	$7,396,875	(2)	$8,782,750	$7,465,550	$7,465,550	$467,188	(6)
Unvested stock options	—		$1,061,840	$884,861	$884,861	—
Unvested performance options	$359,600	(3)	$539,400	$449,500	$449,500	$59,933	(7)
Performance awards	$3,000,000	(4)	$9,870,000	$7,590,000	$7,590,000	$750,000	(4)
Performance retention award	—		—	—	$3,000,000	—
Deferred compensation award	$1,049,927		$1,049,927	$1,049,927	$1,049,927	$1,049,927
Consulting arrangements	—		—	—	—	—
Health insurance benefits	$9,596	(5)	—	—	—	—
Executive life insurance premiums	—		—	—	—	—

*	The amounts in this table do not include any payments or awards which were vested at December 31, 2007 or any pension or other vested retirement benefits, other than the 2005 three-year performance award.

(1)	Represents one year of base salary.

(2)	Represents vesting of a pro rata portion (268,750) of shares of restricted stock granted prior to 2006; all other unvested shares of restricted stock would be forfeited.

(3)	Represents vesting of a pro rata portion (40,000) of his performance options; all of his other unvested stock options would be forfeited.

(4)	Represents full vesting of his 2005 three-year performance award; his other performance awards would be forfeited.

(5)	Represents payment of his medical and dental insurance for one year.

(6)	Represents vesting of a pro rata portion (13,542) of shares of restricted stock granted prior to 2006; all other unvested shares of restricted stock would be forfeited.

(7)	Represents vesting of a pro rata portion (6,667) of his performance options; all of his other unvested stock options would be forfeited.

Proxy Statement 2008 - Cablevision

Benefits Payable As a Result of Termination of Employment In Connection with a Change in Control or Going Private Transaction(1)*

Elements	Charles F. Dolan(2)	James L. Dolan(3)		Hank J. Ratner(4)		Thomas M. Rutledge(5)		Michael P. Huseby(6)
Severance	—	$16,240,000	(7)	$13,455,000	(9)	$13,455,000	(9)	$3,230,000	(12)
Most recent bonus	—	—		$3,588,461		$3,588,461		$917,000
Unvested restricted stock	$8,733,750	$8,782,750		$7,465,550		$7,465,550		$1,701,850
Unvested stock options	$1,061,840	$1,061,840		$884,861		$884,861		$147,002
Unvested performance options	$539,400	$539,400		$449,500		$449,500		$89,900
Performance awards	$9,780,000	$9,870,000		$7,590,000		$7,590,000		$2,620,000
Performance retention award	—	—		—		$3,000,000		—
Deferred compensation award	$1,049,927	$1,049,927		$1,049,927		$1,049,927		$1,049,927
Consulting arrangements	—	$3,629,895	(8)	$1,665,055	(10)	$1,526,300	(11)	—
Health insurance benefits	—	—		—		—		—
Executive life insurance premiums	—	$37,705		$9,248		—		—

*	The amounts in this table do not include any payments or awards which were vested at December 31, 2007 or any pension or other vested retirement benefits, other than the 2005 three-year performance award.

(1)	The numbers presented in this table reflect amounts payable as a result of termination of employment by the executive or the Company following a change in control. The amounts payable as a result of termination of employment by the executive or the Company following a going private transaction are generally equal to or less than the amounts payable as a result of termination of employment by the executive or the Company following a change in control. For specific information about payments for a termination following a going private transaction, see Notes (2) to (6) below.

(2)	If a change in control of the Company were to occur, but Mr. Charles F. Dolan’s employment was not terminated, he would nevertheless be entitled to receive the following upon consummation of the change in control: (i) the full amount of his 2005 and 2006 performance awards of $5,400,000 in the aggregate; and (ii) the full amount of the then-current award amount of his deferred compensation award at December 31, 2007 equal to $1,049,927. In the event of termination of his employment by Mr. Charles F. Dolan or by the Company following a going private transaction, Mr. Charles F. Dolan would be entitled to receive the following (in addition to all previously vested amounts): (i) a pro rata share of the then-current award amount of his deferred compensation award at December 31, 2007 equal to $487,466; (ii) vesting of all of his outstanding unvested restricted stock (307,500 shares) with a value of $8,733,750; (iii) vesting of all of his outstanding unvested stock options, including performance options (266,000 options in the aggregate), representing $1,601,240; (iv) the full value of his 2007 performance award of $4,380,000; and (v) the full amount of his 2005 and 2006 performance awards of $5,400,000 in the aggregate. If a going private transaction were to occur but Mr. Charles F. Dolan’s employment was not terminated, he would nevertheless be entitled to receive the full amount of his 2006 performance award of $2,400,000.

(3)

If a change in control of the Company were to occur but Mr. James L. Dolan’s employment was not terminated, he would nevertheless be entitled to receive the following upon consummation of the change in control (in addition to all previously vested amounts): (i) the full amount of his 2005 and 2006 performance awards of $5,400,000 in the aggregate; and (ii) the full amount of the then-current award amount of his deferred compensation award at December 31, 2007 equal to $1,049,927. If Mr. James L. Dolan’s employment were terminated by the Company, or by him, following a going private transaction, it would be treated as a termination by the Company without cause. He would be entitled to receive payments in the

Proxy Statement 2008 - Cablevision

same amounts that are set forth in this table above. If a going private transaction were to occur but Mr. James L. Dolan’s employment was not terminated, he would nevertheless be entitled to receive the full amount of his 2006 performance award of $2,400,000.

(4)	If a change in control of the Company were to occur but Mr. Ratner’s employment was not terminated, he would nevertheless be entitled to receive the following upon consummation of the change in control (i) the full amount of his 2005 and 2006 performance awards of $3,600,000 in the aggregate; and (ii) the full amount of the then-current award amount of his deferred compensation award at December 31, 2007 equal to $1,049,927. If Mr. Ratner’s employment were terminated by the Company or by him following a going private transaction, it would be treated as a termination by the Company without cause. He would be entitled to receive payments in the same amounts that are set forth in this table above. If a going private transaction were to occur but Mr. Ratner’s employment was not terminated, he would nevertheless be entitled to receive the full amount of his 2006 performance award of $1,600,000.

(5)	If a change in control of the Company were to occur but Mr. Rutledge’s employment was not terminated, he would nevertheless be entitled to receive the following upon consummation of the change in control(i) the full amount of his 2005 and 2006 performance awards of $3,600,000 in the aggregate; (ii) the full amount of the then-current award amount of his deferred compensation award at December 31, 2007 equal to $1,049,927; and (iii) the full amount of his performance retention award of $3,000,000. If Mr. Rutledge’s employment were terminated by the Company or by him following a going private transaction, it would be treated as a termination by the Company without cause. He would be entitled to receive payments in the same amounts that are set forth in this table above. If a going private transaction were to occur but Mr. Rutledge’s employment was not terminated, he would nevertheless be entitled to receive the full amount of his 2006 performance award of $1,600,000.

(6)	If a change in control of the Company were to occur but Mr. Huseby’s employment was not terminated, he would nevertheless be entitled to receive the following upon consummation of the change in control: (i) the full amount of his 2005 and 2006 performance awards of $1,450,000 in the aggregate; and (ii) the full amount of the then-current award amount of his deferred compensation award at December 31, 2007 equal to $1,049,927. In the event of termination of his employment by Mr. Huseby or by the Company following a going private transaction, Mr. Huseby would be entitled to receive the following (in addition to all previously vested amounts): (i) a pro rata share of the then-current award amount of his deferred compensation award at December 31, 2007 equal to $487,466; (ii) vesting of all of his outstanding unvested restricted stock (34,700 shares) with a value of $1,701,850; (iii) vesting of all of his outstanding unvested stock options, including performance options (42,666 options in the aggregate), representing $236,902; (iv) the full amount of his 2006 three-year performance award of $700,000; and (v) the full value of his 2005 three-year performance award equal to $750,000. In addition, if Mr. Huseby’s employment agreement were terminated following a going private transaction, it would be treated as a termination by the Company without cause, and he would also be entitled to receive two times the sum of his salary and target bonus, in the aggregate equal to $3,230,000, and his bonus for 2007 equal to $917,000. If a going private transaction were to occur but Mr. Huseby’s employment was not terminated, he would nevertheless be entitled to receive the full amount of his 2006 performance award of $700,000.

(7)	Represents severance equal to three times the sum of his salary and target bonus plus $40,000.

(8)	Represents the present value, based on a 4% discount rate, of a four-year consulting agreement with the Company that provides for the payment of at least $1 million each year.

(9)	Represents severance equal to 2.99 times the sum of his salary and target bonus.

(10)	Represents the present value, based on a 4% discount rate, of a three-year consulting agreement with the Company that provides for the payment of at least $600,000 each year.

Proxy Statement 2008 - Cablevision

(11)	Represents the present value, based on a 4% discount rate, of a three-year consulting agreement with the Company that provides for the payment of at least $550,000 each year.

(12)	If Mr. Huseby’s employment agreement were terminated following a change in control, it would be treated as a termination by the Company without cause, and he would also be entitled to receive severance equal to two times the sum of his salary and target bonus.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Cablevision NY Group Class A common stock	7,429,000	—	21,365,285
Equity compensation plans not approved by security holders	—	—	—
Total	7,429,000	$17.65	21,365,285

(1)	Includes the following plans: the 1996 Amended and Restated Employee Stock Plan, the 1996 Stock Plan for Non-Employee Directors, the 2006 Employee Stock Plan and the 2006 Stock Plan for Non-Employee Directors. Does not include 4,446,289 shares of restricted stock issued under those plans that were not yet vested at December 31, 2007.

(2)	This information is presented as of December 31, 2007. As a result of the special cash dividend paid on the Class A common stock on April 24, 2006, options or rights that were not vested on or prior to December 31, 2004 were adjusted to reduce their per share exercise price by the $10.00 amount of the special dividend. The per share exercise price of options or rights that were vested on or prior to December 31, 2004 was not adjusted and the holder will receive the $10.00 special dividend amount upon exercise of the option or right.

Proxy Statement 2008 - Cablevision

OUR EXECUTIVE OFFICERS

Our executive officers as of April 9, 2008 are:

Charles F. Dolan(1)	Chairman
James L. Dolan(1)	Chief Executive Officer and President
Hank J. Ratner	Vice Chairman
Thomas M. Rutledge	Chief Operating Officer
Michael P. Huseby	Executive Vice President and Chief Financial Officer
Thomas C. Dolan(1)(2)	Executive Vice President and Chief Information Officer
Jonathan D. Schwartz	Executive Vice President and General Counsel
Victoria D. Salhus	Senior Vice President, Deputy General Counsel and Secretary
Wm. Keith Harper	Senior Vice President, Controller and Principal Accounting Officer
Kevin Watson	Senior Vice President and Treasurer

(1)	Biographies of Messrs. Charles F. Dolan, James L. Dolan and Thomas C. Dolan are on pages 5-6 of this proxy statement.

(2)	Mr. Thomas C. Dolan has been on an unpaid leave of absence since April 18, 2005.

•

HANK J. RATNER, 49, Vice Chairman of the Company since December 2002. Vice Chairman of Rainbow Media Holdings LLC, a subsidiary of the Company, since June 2002. Vice Chairman of Madison Square Garden, a subsidiary of the Company, since November 2003. Director of Rainbow Media Holdings, Inc. from April 1997 to September 2003. Chief Operating Officer of Rainbow Media Holdings, Inc. from October 1999 to June 2002. Chief Operating Officer and Secretary of Rainbow Media Holdings, Inc. from October 1998 to October 1999. Executive Vice President & Secretary of Rainbow Media Holdings, Inc., a subsidiary of the Company, from October 1997 to October 1998. Executive Vice President Legal & Business Affairs & Secretary of Rainbow Media Holdings, Inc. from July 1993 to October 1997.

•

THOMAS M. RUTLEDGE, 54, Chief Operating Officer of the Company since April 2004. President, Cable and Communications of the Company from January 2002 to April 2004. President of Time Warner Cable from August 2001 to October 2001. Senior Executive Vice President of Time Warner Cable from April 1999 to August 2001.

•

MICHAEL P. HUSEBY, 53, Executive Vice President and Chief Financial Officer of the Company since August 2004. Executive Vice President and Chief Financial Officer of Charter Communications, Inc. from January 2004 to August 2004. Consultant to Comcast Corporation and to Charter Communications, Inc. as President and founder of MPH Associates Inc. from January 2003 to January 2004. Executive Vice President and Chief Financial Officer of AT&T Broadband from January 2000 to December 2002.

Proxy Statement 2008 - Cablevision

•

JONATHAN D. SCHWARTZ, 46, Executive Vice President and General Counsel since August 2003. Senior Vice President and Deputy General Counsel for Time Warner Inc. from August 2002 to July 2003. Vice President and General Counsel for Napster, Inc. from May 2001 to August 2002. Associate Deputy Attorney General and Principal Associate Deputy Attorney General at the United States Department of Justice from April 1997 to May 2001.

•

VICTORIA D. SALHUS, 58, Senior Vice President, Deputy General Counsel and Secretary since June 2003. Senior Vice President and Deputy General Counsel from January 2002 to June 2003. Vice President and Associate General Counsel from May 1999 to January 2002.

•

WM. KEITH HARPER, 53, Senior Vice President, Controller and Principal Accounting Officer of the Company since October 2004. Partner in KPMG LLP from June 2002 to December 2003. Partner in Arthur Andersen LLP from September 1992 to June 2002.

•

KEVIN WATSON, 41, Senior Vice President and Treasurer of the Company since November 2006. Vice President and Corporate Treasurer of PanAmSat Corporation from January 2001 to November 2006. Director-Corporate Treasurer of Entex IT Services from September 1999 to December 2000. Director-Assistant Treasurer of Entex IT Services from 1997 to 1999. Treasury Manager of Entex IT Services from 1992 to 1997. Mr. Watson also held finance positions at MCI Telecommunications, Inc. and Prudential Securities, Inc.

RELATED PARTY POLICY AND CERTAIN TRANSACTIONS

As described above under “Board of Directors and Committees — Committees — Other Committees,” the Company cannot make any investment in or advance (other than the payment of compensation for services rendered to the Company) to any Dolan Affiliate unless such investment or advance is approved by a special committee of the Board comprised of directors who are not officers or employees of the Company or its subsidiaries or directors or officers of the relevant Dolan Affiliate. A “Dolan Affiliate” is defined to include Charles F. Dolan, various trusts created by or for the benefit of Charles F. Dolan or members of his family or any other corporation, partnership, association or other organization owned or controlled by Charles F. Dolan or members of his family. In practice, the Board has followed a stricter policy on these types of transactions with members of the Dolan family, and generally refers all such transactions to the Independent Committee or the Compensation Committee for its approval. This policy does not cover the compensation of family members. Compensation of executive officers is subject to the approval of the Compensation Committee pursuant to the Compensation Committee’s charter.

Charles D. Ferris, a director of the Company, is a non-equity partner in the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which provides legal services to the Company and certain of its subsidiaries. In 2005, 2006 and 2007, the Company paid Mintz Levin approximately, $3,340,300, $3,862,350 and $3,983,968, respectively, for legal services.

Proxy Statement 2008 - Cablevision

Since 2005, Charles Tese, the brother of Vincent Tese, has been employed by Madison Square Garden, L.P., a subsidiary of the Company, in a non-executive officer position. Mr. Charles Tese earned a salary of $105,151 and a bonus of $3,943 in 2007.

Patrick F. Dolan, a director of the Company and the President of News 12 Networks of the Company, earned a base salary of $256,025 and a bonus of $118,000 in 2007. The bonus was paid in 2008. Patrick F. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Thomas C. Dolan, Kathleen M. Dolan and Marianne Dolan Weber and the brother-in-law of Brian G. Sweeney.

Brian G. Sweeney, a director of the Company and the Company’s Senior Vice President — eMedia, earned a base salary of $601,802 and a bonus of $318,000 in 2007. The bonus was paid in 2008. Mr. Sweeney is the son-in-law of Charles F. Dolan and the brother-in-law of James L. Dolan, Patrick F. Dolan, Thomas C. Dolan, Kathleen M. Dolan and Marianne Dolan Weber.

Thomas C. Dolan, a director of the Company since May 2007, received 87,422 shares of restricted stock (that had been awarded to him in 2003), upon their vesting on March 10, 2007. Thomas C. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Patrick F. Dolan, Kathleen M. Dolan and Marianne Dolan Weber and the brother-in-law of Brian G. Sweeney.

Rosemary E. Aigner is employed by the Company as an executive secretary. Ms. Aigner is the mother-in-law of James L. Dolan. She earned a base salary (including overtime) of $85,179 and a bonus of $2,422 in 2007.

Kristin Aigner Dolan is a Senior Vice President of the Company. Ms. Dolan earned a base salary of $193,715 and a bonus of $105,000 in 2007. The bonus was paid in 2008. Kristin Aigner Dolan is the spouse of James L. Dolan, the daughter-in-law of Charles F. Dolan and the sister-in-law of Patrick F. Dolan, Thomas C. Dolan, Kathleen M. Dolan and Marianne Dolan Weber.

Edward Atwood is a Vice President Multimedia of the Company. Mr. Atwood earned a base salary of $231,442 and a bonus of $69,000. The bonus was paid in 2008. Mr. Atwood is the brother-in-law of Charles F. Dolan.

Each of Patrick F. Dolan, Brian G. Sweeney, Kristin Aigner Dolan and Edward Atwood also received long-term incentive awards in amounts equivalent to award amounts granted to other employees at the same respective grade level.

In 2007, Messrs. James L. Dolan and Ratner each repaid $3 million interest free loans from the Company that were made in 2000 under the terms of their performance retention awards granted in 2000. See “Compensation Discussion and Analysis — Elements of In-Service Compensation — Long Term Incentives — Other Types of Awards.”

Proxy Statement 2008 - Cablevision

The Company previously subleased an aircraft to an entity owned by Charles F. Dolan (“Dolan entity”). That sublease terminated on December 14, 2004. During the term of the sublease the Company had the right, through an “interchange agreement,” to use the aircraft subleased by the Dolan entity, and the Dolan entity had the right to use a similar aircraft leased by the Company from an unrelated third party. The interchange agreement provided for the exchange of equal flight hours of usage on each party’s respective aircraft and reimbursement of certain related expense differentials between the two aircraft. At the time the sublease terminated, the interchange agreement was extended to permit the Dolan entity to continue using the Company’s aircraft until certain excess hours that had been used by the Company on the Dolan entity aircraft were used up through the exchange (or unless earlier terminated by either party at any time, with any then remaining unused hours reimbursed in accordance with the interchange agreement). In 2007, the Company reimbursed the Dolan entity $74,037 related to federal excise taxes in connection with the interchange agreement for payments made on behalf of the Company.

In November 2006, the Company entered into time sharing agreements with each of Charles F. Dolan and James L. Dolan pursuant to which they may lease two specified aircraft from the Company for their personal use. The agreements provide for reimbursement to the Company for such usage at the maximum amount the Company legally may charge under Part 91 of the Federal Aviation Regulations (the “FAA Maximum Rate”). In 2007, Charles F. Dolan paid the Company $703,510 and James L. Dolan paid the Company $100,899 for the use of the two aircraft under these agreements. In addition, Charles F. Dolan reimbursed the Company $248,990 for a chartered flight on an aircraft owned by Madison Square Garden, L.P., a subsidiary of the Company. Charles F. Dolan has also paid the Company $29,539 for the expenses (not relating to Company aircraft) of personal guests that accompanied him to business events.

In June 2007, the Company entered into time sharing agreements with each of Hank J. Ratner and Thomas M. Rutledge pursuant to which they may lease two specified aircraft from the Company for their personal use. The agreements provide for reimbursement to the Company for such usage at a rate no greater than the FAA Maximum Rate. In 2007, Hank J. Ratner and Thomas M. Rutledge paid the Company $4,939 and $31,932, respectively, for the use of the two aircraft under these agreements.

The Company has time sharing agreements with an entity owned by Charles F. Dolan pursuant to which that entity may use helicopters owned by the Company and reimburses the Company for the usage at the FAA Maximum Rate. That entity paid the Company $3,248 for usage of the helicopters in 2007. The Company has an aircraft lease agreement with an entity owned by Patrick F. Dolan pursuant to which the Company may lease a helicopter owned by that entity and an aircraft lease agreement with an entity owned by Charles F. Dolan and Patrick F. Dolan pursuant to which the Company may lease an aircraft owned by that entity, in each case at a fixed hourly cost for Company usage, if any. The Company paid the entities $0 and $5,340, respectively, for usage of the aircraft in 2007. Under aircraft management

Proxy Statement 2008 - Cablevision

agreements, the Company also provides aircraft management services for those aircraft for a monthly management fee and reimbursement of certain costs and expenses. The entities paid the Company $18,569 and $90,832, respectively, for management of the aircraft in 2007. The Company leases excess hangar space to an entity owned by Charles F. Dolan for a monthly fee. That entity paid the Company $22,337 for lease of the hangar space in 2007.

Certain cable television programming content is produced for a subsidiary of the Company by a production company, which is owned by members of the Dolan family, including Charles F. Dolan and James L. Dolan. The Company paid the production company $961,184 for its services in 2007.

In addition to the services described above, from time to time, certain other services, including employee services, of the Company are made available to members of the Dolan family and to entities owned by members of the Dolan family. It is the Company’s policy to receive reimbursement for the costs of these services. In 2007, the Company received $1,603,474 in reimbursements for the costs of these services.

Dolan Family Group Transaction

On May 2, 2007, the Company entered into a merger agreement with Central Park Holding Company, LLC (“Dolan Family Acquisition Company”), an entity owned by the Dolan Family Group, and Central Park Merger Sub, Inc. The terms of the merger agreement provided that Central Park Merger Sub, Inc. would be merged with and into the Company and, as a result, the Company would continue as the surviving corporation and a wholly-owned subsidiary of Dolan Family Acquisition Company.

On October 24, 2007, the proposed merger was submitted to a vote of the Company's shareholders and did not receive shareholder approval. Subsequently, the parties terminated the merger agreement pursuant to its terms.

Conflicts of Interest

Charles F. Dolan and certain other principal officers of the Company and various affiliates of the Company are subject to certain conflicts of interest. These conflicts include, but are not limited to, the following:

Business Opportunities. Charles F. Dolan may from time to time be presented with business opportunities, which would be suitable for the Company and affiliates of the Company in which Mr. Dolan and his family have varying interests. Mr. Dolan has agreed that he will own and operate cable television systems only through the Company, except for cable television systems, which the Company elects not to acquire under its right of first refusal. Mr. Dolan will offer to the Company the opportunity to acquire or invest in any cable television system or franchise therefore or interest therein that is offered or available to him or his family interests. If a majority of the members of the Board, who are not employees of the Company

Proxy Statement 2008 - Cablevision

or any of its affiliates (the “Independent Directors”) rejects such offer, Mr. Dolan or such family interests may acquire or invest in such cable television system or franchise therefore or interest therein individually or with others on terms no more favorable to Mr. Dolan than those offered to the Company. Mr. Dolan’s interests in companies other than the Company, may conflict with his interest in the Company.

Except for the limitations on the ownership and operation of cable television systems as described above, Mr. Dolan is not subject to any contractual limitations with respect to his other business activities and may engage in programming and other businesses related to cable television. A significant portion of Mr. Dolan’s time may be spent, from time to time, in the management of such affiliates. Mr. Dolan will devote as much of his time to the business of the Company as is reasonably required to fulfill the duties of his office. During 2007, substantially all of Mr. Dolan’s professional time was devoted to the business of the Company.

In the event that Charles F. Dolan or any Dolan family interest decides to offer (other than to any Dolan family interest or an entity affiliated with Mr. Dolan) for sale for his, her or its account any of his, her or its ownership interest in any cable television system or franchise therefore, he, she or it will (subject to the rights of third parties existing at such time) offer such interest to the Company. Mr. Dolan or such Dolan family interest may elect to require that, if the Company accepts such offer, up to one-half of the consideration for such interest would consist of shares of Class B common stock, which shares will be valued at the prevailing market price of the Class A common stock and the remainder would consist of shares of Class A common stock and/or cash. If a majority of the Independent Directors rejects such offer, Mr. Dolan or such Dolan family interest may sell such interest to third parties on terms no more favorable to such third parties than those offered to the Company. Neither Charles F. Dolan nor any family interest currently owns interests in any cable television system or franchise therefore, other than through the Company.

Proxy Statement 2008 - Cablevision

STOCK OWNERSHIP TABLE

This table shows the number and percentage of shares of Cablevision NY Group Class A common stock (“CNYG Class A Stock”) and Cablevision NY Group Class B common stock (“CNYG Class B Stock”) owned of record and beneficially as of March 31, 2008 by each director and each executive officer of the Company named in the summary compensation table. The table also shows the name, address and the number and percentage of shares owned by persons beneficially owning more than five (5%) percent of any class based upon filings made by those persons with the Securities and Exchange Commission on or prior to March 31, 2008.

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class	Combined Voting Power of all Classes of Stock Beneficially Owned(1)(2)
Dolan Family Group(3) 340 Crossways Park Drive Woodbury, NY 11797	CNYG Class A Stock CNYG Class B Stock	7,268,795 63,265,676	3.1% 100%	73.9%
Charles F. Dolan(3)(4)(5)(6)(13) 1111 Stewart Avenue Bethpage, NY 11714	CNYG Class A Stock CNYG Class B Stock	2,391,993 25,740,059	1.0% 40.7%	30.0%
Helen A. Dolan(3)(4)(5)(6)(7) 1111 Stewart Avenue Bethpage, NY 11714	CNYG Class A Stock CNYG Class B Stock	2,391,993 25,740,059	1.0% 40.7%	30.0%
Charles F. Dolan 2007 Grantor Retained Annuity Trust(3)(5)	CNYG Class A Stock CNYG Class B Stock	— 6,100,000	* 9.6%	7.0%
Charles F. Dolan 2008 Grantor Retained Annuity Trust(3)(6)	CNYG Class A Stock CNYG Class B Stock	— 6,100,000	* 9.6%	7.0%
GAMCO Investors, Inc.(8) GAMCO Asset Management Inc.(8) One Corporate Center Rye, NY 10580	CNYG Class A Stock CNYG Class B Stock	19,042,259 —	8.2% —	2.2%
ClearBridge Advisors, LLC(9) Smith Barney Fund Management LLC(9) 399 Park Avenue New York, NY 10022	CNYG Class A Stock CNYG Class B Stock	31,562,972 —	13.5% —	3.6%
T. Rowe Price Associates, Inc.(10) 100 East Pratt Street Baltimore, MD 21202-1009	CNYG Class A Stock CNYG Class B Stock	25,772,557 —	11.0% —	3.0%
M.A.M Investments Ltd.(11) Marathon Asset Management (Services) Ltd.(11) Marathon Asset Management LLP(11) William James Arah, Neil Mark Ostrer, Jeremy John Hosking(11) Orion House, 5 Upper St. Martin’s Lane London, WC2H 9EA United Kingdom	CNYG Class A Stock CNYG Class B Stock	14,469,200 —	6.2% —	1.7%

Proxy Statement 2008 - Cablevision

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class	Combined Voting Power of all Classes of Stock Beneficially Owned(1)(2)
James L. Dolan(3)(12)(13)	CNYG Class A Stock CNYG Class B Stock	1,346,445 —	* —	*
Thomas C. Dolan(3)(13)	CNYG Class A Stock CNYG Class B Stock	122,668 —	* —	*
Hank J. Ratner(13)(14)	CNYG Class A Stock CNYG Class B Stock	796,947 —	* —	*
Thomas M. Rutledge(13)	CNYG Class A Stock CNYG Class B Stock	560,083 —	* —	*
Michael P. Huseby(13)	CNYG Class A Stock CNYG Class B Stock	126,233 —	* —	*
Patrick F. Dolan(3)(13)(15)	CNYG Class A Stock CNYG Class B Stock	130,262 —	* —	*
Rand V. Araskog(16)(17)	CNYG Class A Stock CNYG Class B Stock	58,000 —	* —	*
Frank J. Biondi(16)(17)	CNYG Class A Stock CNYG Class B Stock	8,230 —	* —	*
Grover C. Brown(16)(17)	CNYG Class A Stock CNYG Class B Stock	— —	* —	*
Zachary W. Carter(16)(17)	CNYG Class A Stock CNYG Class B Stock	— —	* —	*
Richard H. Hochman(16)(17)	CNYG Class A Stock CNYG Class B Stock	118,894 —	* —	*
Victor Oristano(16)(17)	CNYG Class A Stock CNYG Class B Stock	57,669 —	* —	*
Charles D. Ferris(16)(17)	CNYG Class A Stock CNYG Class B Stock	108,722 —	* —	*
Thomas V. Reifenheiser(16)(17)	CNYG Class A Stock CNYG Class B Stock	46,000 —	* —	*
John R. Ryan(16)(17)	CNYG Class A Stock CNYG Class B Stock	46,000 —	* —	*
Brian G. Sweeney(3)(13)(18)	CNYG Class A Stock CNYG Class B Stock	102,980 —	* —	*
Vincent Tese(16)(17)	CNYG Class A Stock CNYG Class B Stock	50,098 —	* —	*
Leonard Tow(16)(17)	CNYG Class A Stock CNYG Class B Stock	8,000 —	* —	*
Marianne Dolan Weber(3)(16)(17) 1111 Stewart Avenue Bethpage, NY 11714	CNYG Class A Stock CNYG Class B Stock	14,381 —	* —	*
Kathleen M. Dolan(3)(20) 1111 Stewart Avenue Bethpage, NY 11714	CNYG Class A Stock CNYG Class B Stock	1,091,299 30,035,593	* 47.5%	34.8%

Proxy Statement 2008 - Cablevision

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class	Combined Voting Power of all Classes of Stock Beneficially Owned(1)(2)
All executive officers and directors as a group (24) Persons(4)(12)(13)(14)(15)(16)(17)(18)	CNYG Class A Stock CNYG Class B Stock	6,330,855 25,740,059	2.7% 40.7%	30.4%
Paul J. Dolan(3)(19) 100 Corporate Place, Suite 150 Chardon, OH 44024	CNYG Class A Stock CNYG Class B Stock	826,438 15,362,683	* 24.3%	17.8%
Mary S. Dolan(3)(21) 300 So. Riverside Plaza, Suite 1480 Chicago, IL 60606	CNYG Class A Stock CNYG Class B Stock	413,499 7,219,987	* 11.4%	8.4%
Deborah A. Dolan-Sweeney(3)(22) 1111 Stewart Avenue Bethpage, NY 11714	CNYG Class A Stock CNYG Class B Stock	102,980 —	* —	*
Matthew J. Dolan(3)(23) 231 Main Street Court House Annex Chardon, OH 44024	CNYG Class A Stock CNYG Class B Stock	354,853 7,271,042	* 11.5%	8.4%
Dolan Family LLC(3)(24) 340 Crossways Park Drive Woodbury, NY 11797	CNYG Class A Stock CNYG Class B Stock	— 7,977,325	— 12.6%	9.2%
Charles F. Dolan 2001 Family Trust(3) 340 Crossways Park Drive Woodbury, NY 11797	CNYG Class A Stock CNYG Class B Stock	319,086 7,490,024	* 11.8%	8.7%
Lawrence J. Dolan(3)(25) Progressive Field 2401 Ontario St. Cleveland, Ohio 44115	CNYG Class A Stock CNYG Class B Stock	319,086 7,490,024	* 11.8%	8.7%
David M. Dolan(3)(26) 7 Glenmaro Lane St. Louis, MO 63131	CNYG Class A Stock CNYG Class B Stock	1,558,895 7,490,024	* 11.8%	8.8%

*	Less than 1%

(1)	Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of CNYG Class A Stock is exclusive of the shares of CNYG Class A Stock that are issuable upon conversion of shares of CNYG Class B Stock.

(2)	Shares of CNYG Class B Stock are convertible into shares of CNYG Class A Stock at the option of the holder on a share for share basis. The holder of one share of CNYG Class A Stock has one vote per share at a meeting of our stockholders and the holder of one share of CNYG Class B Stock has 10 votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of CNYG Class A Stock have the right to elect 25% of the Board rounded up to the nearest whole director and the holders of CNYG Class B Stock have the right to elect the remaining members of the Board.

(3)	Members of the Dolan family have formed a “group” for purposes of Section 13D of the Securities and Exchange Act of 1934. The members of this group (the “Group Members”) are: Charles F. Dolan,

Proxy Statement 2008 - Cablevision

individually and as a Trustee of the Charles F. Dolan 2007 Grantor Retained Annuity Trust (the “2007 GRAT”) and as Trustee of the Charles F. Dolan 2008 Grantor Retained Annuity Trust (the “2008 GRAT”); Helen A. Dolan; James L. Dolan; Thomas C. Dolan; Patrick F. Dolan; Kathleen M. Dolan, individually and as a Trustee of the Dolan Descendants Trust, the Dolan Grandchildren Trust, the Dolan Spouse Trust, and the Dolan Progeny Trust (collectively, the “Family Trusts”), the DC James Trust, the DC Thomas Trust, the DC Patrick Trust, the DC Kathleen Trust, the DC Deborah Trust, the DC Marianne Trust, the CFD Trust No. 1, the CFD Trust No. 2, the CFD Trust No. 3, the CFD Trust No. 4, the CFD Trust No. 5 and the CFD Trust No. 6 and as sole Trustee of the Marissa Waller 1989 Trust, the Charles Dolan 1989 Trust (for the benefit of Charles P. Dolan), the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne Dolan Weber; Deborah A. Dolan-Sweeney; Lawrence J. Dolan, as a Trustee of the Charles F. Dolan 2001 Family Trust (the “2001 Trust”); David M. Dolan, as Trustee of the 2001 Trust; Paul J. Dolan, as a Trustee of each of the Family Trusts, the DC Kathleen Trust, the DC James Trust, the CFD Trust No. 1 and the CFD Trust No. 6, and as Trustee of the CFD Trust No. 10; Matthew J. Dolan, as a Trustee of the DC Marianne Trust, the DC Thomas Trust, the CFD Trust No. 3 and the CFD Trust No. 5; Mary S. Dolan, as a Trustee of the DC Deborah Trust, the DC Patrick Trust, the CFD Trust No. 2 and the CFD Trust No. 4; and Dolan Family LLC, a limited liability company. The Group Members may be deemed to beneficially own an aggregate of 70,534,471 shares of CNYG Class A Stock as a result of their beneficial ownership of (i) 7,268,795 shares of CNYG Class A Stock (including 907,100 shares of restricted stock and 1,250,242 shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Employee Stock Plan, which on March 31, 2008, were unexercised but were exercisable within a period of 60 days) and (ii) 63,265,676 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock. See footnotes (4),(5),(6),(7),(12),(13),(15) through (26).

(4)	Charles F. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 140,743 shares of CNYG Class A Stock owned personally, 420,700 shares of restricted stock, 13,540,059 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned personally, 6,100,000 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2007 GRAT and 6,100,000 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2008 GRAT and the shared power to vote or direct the vote of and to dispose of or direct the disposition of 1,189,350 shares of CNYG Class A Stock owned by the Dolan Family Foundation. He disclaims beneficial ownership of the 1,189,350 shares of CNYG Class A Stock owned by the Dolan Family Foundation. See footnotes (5), (6) and (13).

(5)	Includes 6,100,000 shares of Class B Stock owned by the 2007 GRAT. The 2007 GRAT was established on December 17, 2007 by Charles F. Dolan for estate planning purposes. Charles F. Dolan, as trustee of the 2007 GRAT, has the sole power to vote and dispose of such shares. For two years, the 2007 GRAT will pay to Charles F. Dolan, and in the event of his death, to his estate, a certain percentage of the fair market value of the property initially contributed to the 2007 GRAT. If Mr. Dolan is living at the expiration of the term of the 2007 GRAT, the remainder will pass into another trust for the benefit of the descendants of Charles F. Dolan. If Mr. Dolan is not living at the expiration of the term of the 2007 GRAT, the then principal of the 2007 GRAT will pass to his estate.

(6)

Includes 6,100,000 shares of Class B Stock owned by the 2008 GRAT. The 2008 GRAT was established on March 25, 2008 by Charles F. Dolan for estate planning purposes. Charles F. Dolan, as trustee of the 2008 GRAT, has the sole power to vote and dispose of such shares. For two years, the 2008 GRAT will pay to Charles F. Dolan, and in the event of his death, to his estate, a certain percentage of the fair market value of the property initially contributed to the 2008 GRAT. If

Proxy Statement 2008 - Cablevision

Mr. Dolan is living at the expiration of the term of the 2008 GRAT, the remainder will pass into another trust for the benefit of the descendants of Charles F. Dolan. If Mr. Dolan is not living at the expiration of the term of the 2008 GRAT, the then principal of the 2008 GRAT will pass to his estate.

(7)	Helen A. Dolan holds no CNYG Class A Stock or CNYG Class B Stock directly. She may be deemed to have the shared power to vote or direct the vote of and to dispose of or direct the disposition of 1,189,350 shares of CNYG Class A Stock owned by the Dolan Family Foundation, 2,391,993 shares of CNYG Class A Stock (including 420,700 shares of restricted stock, 641,200 shares of CNYG Class A Stock issuable upon exercise of options which on March 31, 2008 were unexercised but were exercisable within a period of 60 days) and 13,540,059 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned personally by her spouse, Charles F. Dolan, 6,100,000 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2007 GRAT and 6,100,000 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2008 GRAT. She disclaims beneficial ownership of the 1,189,350 shares of CNYG Class A Stock owned by the Dolan Family Foundation, 2,391,993 shares of CNYG Class A Stock (including 420,700 shares of restricted stock, 641,200 shares of CNYG Class A Stock issuable upon exercise of options which on March 31, 2008 were unexercised but were exercisable within a period of 60 days) and 13,540,059 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned personally by her spouse, Charles F. Dolan, 6,100,000 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2007 GRAT and 6,100,000 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2008 GRAT. See footnotes (4), (5) and (6).

(8)	The Company has been informed that certain operating subsidiaries of GAMCO Investors, Inc. (“GBL”) beneficially held, or exercise investment discretion over various institutional accounts which beneficially held as of October 23, 2007, an aggregate of 19,042,259 shares of CNYG Class A Stock. GAMCO Asset Management, Inc. (“GAMCO”) an investment advisor registered under the Investment Advisors Act of 1940, as amended, and a wholly-owned subsidiary of GBL, held sole dispositive power over 11,043,364 shares of CNYG Class A Stock and sole voting power over 10,676,637 shares of CNYG Class A Stock.

(9)	The Company has been informed that ClearBridge Advisors, LLC and Smith Barney Fund Management LLC held as a group, in accordance with Rule 13d-1(b)(1)(ii)(J) of the Securities Exchange Act of 1934, shared voting and shared dispositive power over 31,562,972 shares of CNYG Class A Stock as of February 8, 2008.

(10)	The Company has been informed that T. Rowe Price Associates, Inc. (“Price Associates”) held 25,772,557 shares of CNYG Class A Stock as of December 31, 2007. These securities are owned by various individual and institutional investors, which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(11)

The Company has been informed that M.A.M. Investments Ltd. (“M.A.M.”), Marathon Asset Management (Services”) Ltd. (“Marathon Ltd.”), Marathon Asset Management LLP (“Marathon LLP”), William James Arah (“Arah”), Jeremy John Hosking (“Hosking”) and Neil Mark Ostrer (“Ostrer”) have shared dispositive power over 13,944,200 shares of CNYG Class A Stock and shared voting power over 9,625,500 shares of CNYG Class A Stock as of December 31, 2007. Hosking has

Proxy Statement 2008 - Cablevision

sole voting and dispositive power over 525,000 shares of CNYG Class A Stock shares as of December 31, 2007. Marathon Ltd, an owner of Marathon LLP, is a wholly owned subsidiary of M.A.M and as such shares with M.A.M. the voting and dispositive power as to all shares beneficially owned by Marathon Ltd. Arah, Hosking and Ostrer are directors and indirect owners of Marathon Ltd and owners and executive committee members of Marathon LLP.

(12)	James L. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,346,445 shares of CNYG Class A Stock, 422,700 shares of restricted stock, 159 shares of CNYG Class A Stock held by his son and the shared power to vote or direct the vote of and to dispose of or direct the disposition of 38,494 shares of CNYG Class A Stock (including 17,100 of restricted stock and 11,667 shares of CNYG Class A Stock issuable upon exercise of options which on March 31, 2008 were unexercised but were exercisable within a period of 60 days) owned by his spouse. He disclaims beneficial ownership of 159 shares of CNYG Class A Stock held by his son and 38,494 shares of CNYG Class A Stock (including 17,100 of restricted stock and 11,667 shares of CNYG Class A Stock issuable upon exercise of options which on March 31, 2008 were unexercised but were exercisable within a period of 60 days) owned by his spouse.

(13)	Includes shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Employee Stock Plan, which on March 31, 2008, were unexercised but were exercisable within a period of 60 days. These amounts include the following number of shares of CNYG Class A Stock for the following individuals: Mr. Charles F. Dolan 641,200; Mr. James L. Dolan 529,066 (does not include 11,667 options held by James Dolan’s spouse); Mr. Patrick F. Dolan 30,244; Mr. Thomas C. Dolan 0; Mr. Ratner 281,433; Mr. Rutledge 128,666; Mr. Huseby 33,733; and Mr. Sweeney 30,065; all executive officers and directors as a group 1,732,712.

(14)	Includes 159 shares of CNYG Class A Stock owned by Mr. Ratner’s son.

(15)	Patrick F. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition 75,490 shares of CNYG Class A Stock and 23,300 shares of restricted stock and the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 1,228 shares of CNYG Class A Stock owned by the Daniel P. Mucci Trust for which he serves as co-trustee. He disclaims beneficial ownership of the 1,228 shares of CNYG Class A Stock owned by the Daniel P. Mucci Trust.

(16)	Includes shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Stock Plan for Non-Employee Directors. These amounts include the following number of shares of CNYG Class A Stock for the following individuals: Mr. Araskog 8,000; Mr. Biondi 8,000; Mr. Brown 0; Mr. Carter 0; Mr. Ferris 51,288; Mr. Hochman 50,098; Mr. Oristano 50,098; Mr. Reifenheiser 46,000; Mr. Ryan 46,000; Mr. Tese 50,098; Dr. Tow 8,000 and Ms. Dolan Weber 8,000.

(17)	Does not include restricted stock units granted under the Company’s Stock Plan for Non-Employee Directors. These amounts include the following number of restricted stock units for the following individuals: Mr. Araskog 6,638; Mr. Biondi 6,638; Mr. Brown 3,075; Mr. Carter 3,075; Mr. Ferris 10,387; Mr. Hochman 10,387; Mr. Oristano 10,387; Mr. Reifenheiser 10,387; Mr. Ryan 10,387; Mr. Tese 10,387; Dr. Tow 6,638 and Ms. Dolan Weber 6,638.

(18)	Includes 6,381 shares of CNYG Class A Stock owned directly by his spouse, Deborah A. Dolan-Sweeney. Mr. Sweeney disclaims beneficial ownership of the 6,381 shares of CNYG Class A Stock owned by his spouse.

Proxy Statement 2008 - Cablevision

(19)	Paul J. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition 12,236 shares of CNYG Class A Stock held as custodian for minor children, 448,770 shares of CNYG Class A Stock owned by the CFD Trust No. 10 and shared power to vote or direct the vote of and to dispose of or direct the disposition of 14,429 shares of CNYG Class A Stock owned jointly with his spouse, an aggregate of 351,003 shares of CNYG Class A Stock owned by the CFD Trust Nos. 1 and 6, and an aggregate of 15,362,683 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the Family Trusts, Dolan Family LLC, the DC James Trust, the DC Kathleen Trust, the CFD Trust Nos. 1 and 6. He disclaims beneficial ownership of the 12,236 shares of CNYG Class A Stock held as custodian for minor children, 448,770 shares of CNYG Class A Stock owned by the CFD Trust No. 10, an aggregate of 351,003 shares of CNYG Class A Stock owned by the CFD Trust Nos. 1 and 6, and an aggregate of 15,362,683 shares of CNYG Class B Stock owned by the Family Trusts, Dolan Family LLC, the DC James Trust, the DC Kathleen Trust, the CFD Trust Nos. 1 and 6. See footnote (24) for a description of certain pledge arrangements.

(20)	Kathleen M. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 6,381 shares of CNYG Class A Stock and an aggregate of 181,881 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the Charles Dolan 1989 Trust (for the benefit of Charles P. Dolan), the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust, and the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 1,084,918 shares of CNYG Class A Stock owned by the CFD Trusts Nos. 1-6 and an aggregate of 29,853,712 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the Family Trusts, Dolan Family LLC, the DC James Trust, the DC Thomas Trust, the DC Patrick Trust, the DC Kathleen Trust, the DC Marianne Trust, the DC Deborah Trust and the CFD Trusts Nos. 1-6. She disclaims beneficial ownership of an aggregate of 1,084,918 shares of CNYG Class A Stock owned by the CFD Trusts Nos. 1-6 and an aggregate of 30,035,593 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the Family Trusts, Dolan Family LLC, the DC James Trust, the DC Thomas Trust, the DC Patrick Trust, the DC Kathleen Trust, the DC Marianne Trust, the DC Deborah Trust, the CFD Trusts Nos. 1-6, the Charles Dolan 1989 Trust (for the benefit of Charles P. Dolan), the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust. See footnote (24) for a description of certain pledge arrangements.

(21)	Mary S. Dolan may be deemed to have the sole power to vote or direct the vote and to dispose of or direct the disposition of 6,750 shares of CNYG Class A Stock held as custodian for minor children and the shared power to vote or direct the vote of and to dispose of or direct the disposition of 23,837 shares of CNYG Class A Stock owned jointly with her spouse, an aggregate of 382,912 shares of CNYG Class A Stock owned by CFD Trust Nos. 2 and 4 and an aggregate of 7,219,987 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the DC Deborah Trust, DC Patrick Trust, and CFD Trust Nos. 2 and 4. She disclaims beneficial ownership of 6,750 shares of CNYG Class A Stock held as custodian for minor children, an aggregate of 382,912 shares of CNYG Class A Stock owned by CFD Trust Nos. 2 and 4 and an aggregate of 7,219,987 shares of CNYG Class A Stock issuable upon the conversion of CNYG Class B Stock owned by the DC Deborah Trust, the DC Patrick Trust, and CFD Trust Nos. 2 and 4.

(22)

Deborah A. Dolan-Sweeney may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 6,381 shares of CNYG Class A Stock owned personally, and the shared power to vote or direct the vote of and to dispose of or direct the disposition of 96,599 shares of CNYG Class A Stock (including 43,234 of CNYG Class A Stock, 23,300 shares of restricted stock and 30,065 shares of CNYG Class A Stock issuable upon exercise of options which on March 31,

Proxy Statement 2008 - Cablevision

2008 were unexercised but were exercisable within a period of 60 days) owned by her spouse, Brian G. Sweeney. She disclaims beneficial ownership 96,599 shares of CNYG Class A Stock (including 43,234 of CNYG Class A Stock, 23,300 of restricted stock and 30,065 shares of CNYG Class A Stock issuable upon exercise of options which on March 31, 2008 were unexercised but were exercisable within a period of 60 days) owned by her spouse.

(23)	Matthew J. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 2,400 shares of CNYG Class A Stock owned personally and 1,450 shares of CNYG Class A Stock held as custodian for a minor child and the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 351,003 shares of CNYG Class A Stock owned by the CFD Trust Nos. 3 and 5 and an aggregate of 7,271,042 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the DC Marianne Trust, the DC Thomas Trust, and the CFD Trust Nos. 3 and 5. He disclaims beneficial ownership of 1,450 shares of CNYG Class A Stock held as custodian for a minor child, an aggregate of 351,003 shares of CNYG Class A Stock owned by the CFD Trust Nos. 3 and 5 and an aggregate of 7,271,042 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the DC Marianne Trust, the DC Thomas Trust, and the CFD Trust Nos. 3 and 5.

(24)	Dolan Family LLC has pledged 7,977,325 shares of CNYG Class B Stock to Bear, Stearns International Limited (“BSIL”) as collateral to secure its obligations under a variable pre-paid forward contract with BSIL with respect to an aggregate of 7,977,325 shares of CNYG Class A Stock (the “Forward Transaction”) beneficially owned by Dolan Family LLC. The Forward Transaction was entered into in November 1999 and has matured and the settlement dates have passed without settlement. Under the terms of the Forward Transaction collateral arrangements, Dolan Family LLC (or its members) retains the right to vote the pledged shares. BSIL has agreed that if it realizes on the pledge it will convert the CNYG Class B Stock to CNYG Class A Stock.

(25)	Lawrence J. Dolan holds no CNYG Class A Stock or CNYG Class B Stock directly. He may be deemed to have the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 319,086 shares of CNYG Class A Stock owned by the 2001 Trust and 7,490,024 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2001 Trust. He disclaims beneficial ownership of 319,086 shares of CNYG Class A Stock owned by the 2001 Trust and 7,490,024 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2001 Trust.

(26)	David M. Dolan may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 20,986 shares of CNYG Class A Stock owned by the David M. Dolan Revocable Trust and 1,196,823 shares of CNYG Class A Stock owned by the Charles F. Dolan Charitable Remainder Trust and the shared power to vote or direct the vote of and to dispose of or direct the disposition of 21,000 shares of CNYG Class A Stock owned by the Ann H. Dolan Revocable Trust, 1,000 shares of CNYG Class A Stock held by his spouse as custodian for a minor child, 319,086 shares of CNYG Class A Stock owned by the 2001 Trust, and 7,490,024 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2001 Trust. He disclaims beneficial ownership of 1,196,823 shares of CNYG Class A Stock owned by the Charles F. Dolan Charitable Remainder Trust, 21,000 shares of CNYG Class A Stock owned by the Ann H. Dolan Revocable Trust, 1,000 shares of CNYG Class A Stock held by his spouse as custodian for a minor child, 319,086 shares of CNYG Class A Stock owned by the 2001 Trust, and 7,490,024 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock owned by the 2001 Trust.

Proxy Statement 2008 - Cablevision

The Dolan family interests (other than Charles F. Dolan and certain trusts) have agreed with the Company that in the case of any sale or disposition by Dolan family interests (other than Charles F. Dolan and certain trusts) of shares of Class B common stock to a holder other than Charles F. Dolan or Dolan family interests, the Class B common stock will be converted on the basis of one share of Class A common stock for each share of Class B common stock.

Charles F. Dolan, members of his family and related family entities, by virtue of their ownership of Class B common stock, are able collectively to control stockholder decisions on matters in which holders of Class A common stock and Class B common stock vote together as a class, and to elect up to 75% of the Company’s Board. In addition, Charles F. Dolan, members of the Dolan family and related family entities entered into a Class B Stockholders Agreement which has the effect of causing the voting power of these Class B stockholders to be cast as a block for the election of Class B directors and any change of control transaction. A purpose of this agreement is to consolidate the Dolan family control of the Company.

Registration Rights. The Company has granted to each of Charles F. Dolan, certain Dolan family interests and the Dolan Family Foundation the right to require the Company to register, at any time prior to the death of both Mr. Charles F. Dolan and his spouse, the shares of Class A common stock held by them provided that the shares requested to be registered shall have an aggregate market value of at least $3,000,000. There is no limitation on the number or frequency of the registrations that such parties can demand pursuant to the preceding sentence. After the death of both Mr. Charles F. Dolan and his spouse, such parties will be permitted one additional registration. In addition, the Company has granted such parties “piggyback” rights pursuant to which they may require the Company to register their holdings of Class A common stock on any registration statement under the Act with respect to an offering by the Company or any security holder thereof (other than a registration statement on Form S-8 and S-4 or any successor form thereto).

The demand and “piggyback” registration rights referred to above are subject to certain limitations, which are intended to prevent undue interference with the Company’s ability to distribute securities.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to regulations promulgated by the Securities and Exchange Commission, the Company is required to identify, based solely on a review of reports filed under Section 16(a) of the Securities Exchange Act of 1934, each person who, at any time during its fiscal year ended December 31, 2007, was a director, officer or beneficial owner of more than 10% of the Company’s Class A common stock that failed to file on a timely basis any such reports. Based on such review, the Company is aware of no such failure.

Proxy Statement 2008 - Cablevision

Matters To Be Raised At The 2008 Annual Meeting Not Included In This Proxy Statement

We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

Under our by-laws, in order to properly bring a proposal before the annual meeting, a stockholder must give the Company notice of the proposal not less than 60, nor more than 90 days prior to the date of the meeting. If, however, less than 70 days prior notice of the meeting date is given to stockholders, stockholders may notify the Company of a proposal up until the tenth day following the announcement. Under these criteria, stockholders have until April 19, 2008, to provide the Company with notice of a matter to be brought before the 2008 annual meeting.

Stockholder Proposals for 2009 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 of the Securities and Exchange Commission, wish to present proposals at our 2009 annual meeting and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2009 annual meeting must submit their proposals to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714 on or before December 12, 2008. Any such proposal must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2009 proxy statement.

As described above under “Matters To Be Raised At The 2008 Annual Meeting Not Included In This Proxy Statement,” in accordance with our by-laws, in order to be properly brought before the 2009 annual meeting, regardless of inclusion in our proxy statement, notice of the matter the stockholder wishes to present must be delivered to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714, not less than 60 nor more than 90 days prior to the date of the annual meeting. If, however the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first so announced or disclosed.

Proxy Statement 2008 - Cablevision

Annual Report on Form 10-K

WE WILL FURNISH (UPON PAYMENT OF A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY STOCKHOLDER WHO REQUESTS ONE IN WRITING. Any such request should be directed to Cablevision Systems Corporation, Investor Relations, 1111 Stewart Avenue, Bethpage, New York, 11714.

Victoria D. Salhus

Senior Vice President,

Deputy General Counsel

and Secretary

Bethpage, New York

April 9, 2008

CABLEVISION SYSTEMS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 22, 2008

10:00 a.m. (Eastern Time)

1111 Stewart Avenue

Bethpage, NY 11714

Cablevision Systems Corporation

1111 Stewart Avenue

Bethpage, NY 11714

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 22, 2008.

The undersigned hereby appoints HANK J. RATNER, JONATHAN D. SCHWARTZ and VICTORIA D. SALHUS and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the Company’s executive offices, 1111 Stewart Avenue, Bethpage, New York, on Thursday, May 22, 2008, at 10:00 a.m., and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Important Notice: All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report on Form 10K of the Company accompanying the same is hereby acknowledged.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on May 21, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — www.eproxy.com/cvc — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on May 21, 2008.

•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Cablevision Systems Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:	01 Zachary W. Carter 02 Charles D. Ferris 03 Thomas V. Reifenheiser	04 John R. Ryan 05 Vincent Tese 06 Leonard Tow	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2008.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐        Indicate changes below:

Date

Signature(s) in Box

Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

CLASS B PROXY

CABLEVISION SYSTEMS CORPORATION

Solicited by The Board of Directors

Annual Meeting of Stockholders, May 22, 2008

The undersigned hereby appoints HANK J. RATNER, JONATHAN D. SCHWARTZ and VICTORIA D. SALHUS and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the Company’s executive offices, 1111 Stewart Avenue, Bethpage, New York, on Thursday, May 22, 2008, at 10:00 a.m., and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

(Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Please mark	☒
your votes as indicated in this example

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the nominees for directors listed in Proposal (1) and FOR approval of Proposal (2) below, all as more fully described in the accompanying Proxy Statement.

1.	Election of the following nominees as Class B Directors:	FOR all nominees listed to the left	WITHHOLD AUTHORITY to vote for all nominees listed to the	FOR all nominees except:

Nominees:

(01) Rand V. Araskog

(02) Frank J. Biondi

(03) Charles F. Dolan

(04) James L. Dolan

(05) Kathleen M. Dolan

(06) Marianne Dolan Weber

(07) Patrick F. Dolan

(08) Thomas C. Dolan

(09) Brian G. Sweeney

		☐	☐	☐	To withhold authority for any individual nominee(s), write that nominee’s number on the space provided below. ______________________

2.	Proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2008	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Important Notice: All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report on Form 10-K
of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.

Signature(s)	Date ,	2008.

Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.